Execution Version

SHARE SUBSCRIPTION AGREEMENT

SKYLINE CHAMPION CORPORATION

– and –

ECN CAPITAL CORP.

August 14, 2023

TABLE OF CONTENTS

Article 1 INTERPRETATION		1
1.1	Defined Terms	1
1.2	Rules of Construction in this Agreement:	8
1.3	Entire Agreement	9
1.4	Time of Essence	9
1.5	Outside Date	9
1.6	Governing Law and Submission to Jurisdiction	10
1.7	Severability	10
1.8	Accounting Principles	10
1.9	Knowledge	10
1.10	Exhibits	10
Article 2 PURCHASE OF SHARES		11
2.1	Purchase of Purchased Shares	11
2.2	Payment of Proceeds	11
2.3	Use of Proceeds	11
Article 3 REPRESENTATIONS AND WARRANTIES		11
3.1	Representations and Warranties of the Issuer	11
3.2	Representations and Warranties of the Investor	19
3.3	Survival of Representations and Warranties	23
Article 4 INDEMNIFICATION		23
4.1	Indemnity of the Issuer	23
4.2	Indemnity of the Investor	23
4.3	Limitation	23
4.4	Exclusivity	24
Article 5 CLOSING		24
5.1	Closing	24
5.2	Termination	24
5.3	Effects of Termination	25
5.4	Closing Deliveries of the Issuer	25
5.5	Closing Deliveries of the Investor	26
5.6	Conditions to the Investor’s Obligations to Purchase the Purchased Shares	27
5.7	Conditions to the Issuer’s Obligations to Sell the Purchased Shares	28
Article 6 ADDITIONAL AGREEMENTS		29
6.1	Additional Share Issuances	29
6.2	Formation of Captive FinanceCo; Captive FinanceCo Agreements	29
6.3	TSX and Other Regulatory Approvals	29
6.4	TSX Listing of Shares; Filing of Form 72-503F	30
6.5	Certain Notices	30
6.6	Investor Standstill	31
6.7	Conduct of the Business Prior to Closing	31

(i)

Article 7 CLOSING ARRANGEMENTS		31
7.1	Closing Arrangements	31
Article 8 MISCELLANEOUS		32
8.1	Public Disclosure and Filings	32
8.2	Notices	32
8.3	Amendments and Waivers	34
8.4	Assignment	34
8.5	Successors and Assigns	34
8.6	Further Assurances	34
8.7	Counterparts	34
8.8	Expenses	35
8.9	No Third Party Beneficiaries	35
8.10	Specific Enforcement	35

(ii)

SHARE SUBSCRIPTION AGREEMENT

THIS AGREEMENT made the 14th day of August, 2023,

AMONG:

SKYLINE CHAMPION CORPORATION, a corporation existing under the laws of Indiana,
(hereinafter referred to as the “Investor”)

– and –

ECN CAPITAL CORP., a corporation existing under the laws of the Province of Ontario,
(hereinafter referred to as the “Issuer”)

WHEREAS the Issuer has agreed to issue to the Investor, and the Investor has agreed to purchase from the Issuer, the Purchased Shares in accordance with the provisions hereof;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties agree as follows:

Article 1
INTERPRETATION

1.1 Defined Terms

For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Action” has the meaning given to such term in Section 3.1(s);

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; and for greater certainty the Issuer and its Subsidiaries are not Affiliates of the Investor or its Affiliates. For the purposes of this definition, “control”, when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract, or otherwise;

“Articles” means the restated articles of incorporation of the Issuer dated October 4, 2016, as amended from time to time;

“Audited Financial Statements” means the audited consolidated financial statements of the Issuer as at and for the years ended December 31, 2022 and December 31, 2021, including the notes thereto, together with the auditor’s report thereon;

“Business Day” means any day, other than: (a) a Saturday, Sunday or statutory holiday in Toronto, Ontario or New York City, New York; or (b) a day on which banks are generally closed in Toronto, Ontario or New York City, New York;

“Canadian Securities Regulators” means the securities commissions or similar regulatory authorities in each of the Reporting Jurisdictions;

“Captive FinanceCo” means the captive finance company to be formed by the Investor and the Issuer in connection with the Captive FinanceCo Agreements;

“Captive FinanceCo Agreements” means the following agreements, each substantially in the form agreed by the parties on the date hereof: (i) the Limited Liability Company Agreement of Captive FinanceCo by and among Triad Financial Services, Inc., Skyline Champion Corporation and Captive FinanceCo; and (ii) the Floorplan Servicing Agreement between Triad Financial Services, Inc. and Captive FinanceCo;

“Closing” means the closing of the issuance of the Purchased Shares and the completion of the other transactions contemplated by the Transaction Agreements to be completed at such time;

“Closing Date” has the meaning given to such term in Section 5.1;

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Issuer and the Investor may agree, each acting reasonably;

“Common Shares” means the common shares of the Issuer having the rights and privileges set out in the Articles;

“Competitor” means any entity primarily engaged, directly or indirectly, in the factory-built housing industry in the United States and who would reasonably be expected to compete with the Investor, provided that the Issuer and its Affiliates will not in any event be deemed a Competitor;

“Contract” means any agreement, indenture, debenture, bond, mortgage contract, lease, sublease, deed of trust, licence, option, instrument, arrangement, understanding or other legally binding commitment, in each case, whether oral or written;

“Encumbrance” means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse interest, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, warrant, right of pre-emption, right of first offer or refusal, purchase right, transfer restriction servitude, privilege, other third-party interest of any kind or any Contract to create any of the foregoing, in each case, whether based on Law, statute, Contract or otherwise;

“Environmental Laws” means all applicable Laws currently in existence (whether federal, state, provincial or municipal) relating to the protection and preservation of the environment, occupational health and safety, product safety, product liability or hazardous substances;

“Environmental Permits” includes all orders, permits, certificates, approvals, consents, registrations and licences issued by any Governmental Entity under any Environmental Law;

“Equity Securities” means, with respect to a Person, (a) shares of, or other equity or voting interests in, such Person outstanding or reserved for issuance, (b) securities convertible into, or exchangeable or exercisable for, or other rights to acquire from such Person or any of its Affiliates, equity or voting interests of such Person, (c) outstanding obligations, options, warrants, rights, pledges, calls, puts, phantom equity, pre-emptive rights or other rights, commitments, arrangements or agreements of any character to acquire from such Person or any of its Affiliates, or that obligate such Person or any of its Affiliates to issue, any shares of, or other equity or voting interests (or voting debt) in, or any securities convertible into or exchangeable for shares of, or other equity or voting interests in, such Person, or (d) obligations of such Person or any of its Affiliates to grant, extend or enter into any subscription, warrant, right, debt, convertible or exchangeable security or other similar agreement or commitment relating to any shares of, or other equity or voting interests in, such Person;

“Fundamental Representations” has the meaning given to such term in Section 3.3;

“Governmental Entity” means any domestic or foreign federal, provincial, regional, state, municipal, local or other government, governmental department, agency, arbitrator, authority or body (whether administrative, legislative, executive or otherwise), court, tribunal, commission or commissioner, bureau, minister or ministry, board or agency, taxing or other regulatory or self-regulatory authority, including any securities regulatory authorities and stock exchange;

“HSR Act” means the Hart‑Scott‑Rodino Antitrust Improvements Act of 1976, as amended;

“HSR Approval” has the meaning given to such term in Section 5.6(a)(iii);

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board;

“Indebtedness” means, with respect to any Person, without duplication, (a) all amounts for borrowed money, in each case excluding any intercompany borrowings and indebtedness; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (excluding trade obligations); (d) obligations under letters of credit; (e) obligations secured by Encumbrances on such Person’s assets, whether or not the obligations have been assumed; (f) all net obligations of such Person under interest rate, commodity, foreign currency and financial markets swaps, options, futures and other hedging obligations; and (g) guarantees of any of the foregoing;

“Intellectual Property” means any registered or unregistered trade-marks and trade-mark applications, trade names, certification marks, patents and patent applications, copyrights, domain names, industrial designs, trade secrets, know-how, formulae, processes, inventions, technical expertise, research data and other similar property, all associated registrations and applications for registration, and all associated rights, including moral rights;

“Interim Financial Statements” means the condensed interim condensed consolidated financial statements of the Issuer for the three months ended March 31, 2023, including the notes thereto;

“Investor” has the meaning given to such term in the recitals hereto;

“Investor Director Designee” shall mean Mark Yost or such other individual designated by the Investor in accordance with Section 2.1 of the Investor Rights Agreement (as though the Investor Rights Agreement were in effect on the date hereof) to be nominated for election or appointed by the Issuer to the board of directors of the Issuer;

“Investor Indemnitees” has the meaning given to such term in Section 4.1;

“Investor Rights Agreement” means the investor rights agreement, to be entered into by and among the Investor and the Issuer on the Closing Date, substantially in the form of Exhibit A attached to this Agreement and as may be amended from time to time thereafter in accordance with the terms thereof;

“Issuer” has the meaning given to such term in the recitals hereto;

“Issuer 2025 Debentures” means the 6.0% Senior Unsecured Debentures of the Issuer due December 31, 2025;

“Issuer 2026 Debentures” means the 6.0% Senior Unsecured Debentures of the Issuer due December 31, 2026;

“Issuer 2027 Debentures” means the 6.25% Senior Unsecured Debentures of the Issuer due December 31, 2027;

“Issuer Credit Agreement” means the third amended and restated credit agreement made as of December 6, 2021 between, among others, the Issuer and ECN (US) Holdings Corp., as borrowers, Canadian Imperial Bank of Commerce, as administrative agent, Bank of Montreal, as collateral agent and the lenders from time to time party thereto, as amended by a first amendment to third amended and restated credit agreement made as of July 11, 2022, a second amendment to third amended and restated credit agreement made as of October 4, 2022, a third amendment to third amended and restated credit agreement dated as of February 3, 2023, and as further amended, restated, supplemented or otherwise modified or replaced from time to time;

“Issuer Debentures” means the Issuer 2025 Debentures, the Issuer 2026 Debentures and the Issuer 2027 Debentures;

“Issuer DSU Plan” means the deferred share unit plan of the Issuer enacted effective July 21, 2016 and amended and restated effective April 7, 2022;

“Issuer DSUs” means the outstanding deferred share units of the Issuer issued pursuant to the Issuer DSU Plan;

“Issuer Incentive Plans” means the Issuer Share Option Plan, the Issuer Share Unit Plan and the Issuer DSU Plan;

“Issuer Indemnitees” has the meaning given to such term in Section 4.2;

“Issuer Options” means the outstanding options to purchase Common Shares issued pursuant to the Issuer Share Option Plan;

“Issuer PSUs” means the outstanding performance share units of the Issuer issued pursuant to the Issuer Share Unit Plan;

“Issuer RSUs” means the outstanding restricted share units of the Issuer issued pursuant to the Issuer Share Unit Plan;

“Issuer Share Option Plan” means the share option plan of the Issuer enacted July 21, 2016 and amended and restated effective March 26, 2019 and April 7, 2022;

“Issuer Share Unit Plan” means the share unit plan of the Issuer enacted July 21, 2016 and amended and restated effective April 7, 2022;

“Law” means any and all federal, provincial, territorial, state, regional, national, foreign, local, municipal or other laws, statutes, acts, treaties, constitutions, principles of common law, resolutions, ordinances, proclamations, directives, codes, edicts, Orders, rules, regulations, rulings or requirements or other legally binding directives or guidance issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, including securities laws, policies and notices enacted by to the Securities Regulators and stock exchange rules;

“Legacy Subsidiaries” means the following Subsidiaries of the Issuer: [Redacted];

“Losses” means, in respect of any matter, all judgments, awards, penalties, fines, losses (other than loss of profits, or loss of opportunity or damage to property), diminution of value, damages, liabilities, and reasonable costs and expenses (including any and all reasonable legal fees) arising directly or indirectly out of, resulting from or based on such matter; provided, however, “Losses” excludes any and all punitive or exemplary damages;

“Material Adverse Effect” means any change, effect, event, occurrence, or circumstance that individually or in the aggregate, is or would reasonably be expected to be material and adverse to the business, financial condition, operations, results of operations, capital, property, assets or liabilities of the Issuer and its Subsidiaries on a consolidated basis; provided, however, that no change, effect, event, occurrence, or circumstance arising from or relating to any of the following shall constitute a Material Adverse Effect:

(a) the announcement of the execution of this Agreement or the transactions contemplated herein or in the other Transaction Agreements or the performance of the covenants and obligations herein or therein (other than for purposes of any representation or warranty addressing the effect of the announcement, execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein or in the Transaction Agreements);

(b) any action or omission taken by the Issuer or any of its Subsidiaries at the prior written request or with the written consent of the Investor;

(c) any matter which has been disclosed by the Issuer in the Public Disclosure Documents (excluding any disclosure in the Public Disclosure Documents that is a risk factor or a statement that is cautionary, predictive or forward-looking in nature);

(d) any change, effect, event or circumstance generally affecting the industries in which the Issuer or any of its Subsidiaries operates;

(e) general political, economic, financial, currency exchange or securities market conditions;

(f) any natural disaster, pandemic, any act of terrorism or outbreak or escalation of hostilities or armed conflict, or any governmental response to the foregoing; or

(g) any adoption, change or prospective change in Laws, or the interpretation or administration thereof, by any Governmental Entity or any changes in IFRS;

except in the case of clause (d), (e), (f) or (g), where such change, effect, event or circumstance has a materially disproportionate effect on the Issuer and its Subsidiaries on a consolidated basis relative to other participants operating in the industries in which the Issuer and its Subsidiaries operate;

“New Preferred Shares” means the Mandatory Convertible Preferred Shares, Series E in the capital of the Issuer to be created upon the filing of articles of amendment and having the rights, privileges, restrictions and conditions set forth in such articles of amendment and substantially in the form attached as Exhibit B;

“Order” means any judgment, decision, decree, determination, injunction, ruling, writ, assessment or order of any Governmental Entity that is binding on any Person or its property under applicable Law;

“Outside Date” means the date that is 45 calendar days after the date of this Agreement or such later date as may be agreed in writing by the parties, each acting reasonably, subject to extension as provided in Section 1.5;

“Permitted Distribution” means quarterly dividends of the Issuer not in excess of $0.01 per Common Share and $0.4960625 per Series C Preferred Share in the capital of the Issuer and dividends on the New Preferred Shares;

“Permitted Encumbrance” means, in respect of the Issuer or any of its Subsidiaries, any one or more of the following:

(i) Encumbrances in favour of Bank of Montreal, as collateral agent, granted in connection with the Issuer Credit Agreement; and

(ii) liens and transfer restrictions imposed by national, federal, provincial or territorial or state securities laws;

“Person” means and includes any individual, corporation, limited partnership, general partnership, limited liability partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, pension fund, business trust or other organization, whether or not a legal entity and any Governmental Entity;

“Preferred Shares” means, collectively, the Series C Preferred Shares and the Series D Preferred Shares;

“Proceeds” has the meaning given to such term in Section 2.1;

“Public Disclosure Documents” means, collectively, all of the documents which have been filed by or on behalf of the Issuer on SEDAR at www.sedar.com or on SEDAR+ at www.sedarplus.ca since January 1, 2022 with the Securities Regulators pursuant to applicable Laws; provided that Public Disclosure Documents shall exclude any redacted portions thereof;

“Purchased Common Shares” means 33,550,000 Common Shares subscribed for by the Investor pursuant to this Agreement;

“Purchased Preferred Shares” means 27,450,000 New Preferred Shares subscribed for by the Investor pursuant to this Agreement;

“Purchased Shares” means the Purchased Common Shares and the Purchased Preferred Shares;

“Reporting Jurisdictions” means, collectively, all of the provinces of Canada;

“Restraints” has the meaning given to such term in Section 5.6(a)(ii);

“Securities Regulators” means the Canadian Securities Regulators and the U.S. Securities Exchange Commission, as applicable;

“SEDAR” means the System for Electronic Document Analysis and Retrieval and includes SEDAR+;

“Series C Preferred Shares” means the Cumulative 5-Year Minimum Rate Reset Preferred Shares, Series C in the capital of the Issuer;

“Series D Preferred Shares” means the Cumulative Floating Rate Preferred Shares, Series D in the capital of the Issuer;

“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; (b) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes;

“Tax” or “Taxes” mean all taxes, imposts, levies, duties, deductions, withholdings (including backup withholding), assessments, fees or other like assessments or charges, in each case in the nature of a tax, imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts;

“Tax Return” means any report, return, information return, filing, claim for refund or other information filed or required to be filed with a Governmental Entity in connection with Taxes, including any schedules or attachments thereto, and any amendments to any of the foregoing;

“Transaction Agreements” means this Agreement, the Captive FinanceCo Agreements and the Investor Rights Agreement;

“Triad” means Triad Financial Services, Inc.;

“TSX” means the Toronto Stock Exchange or any successor thereto;

“TSX Approval” means the conditional approval of the TSX for the issuance and sale of the Purchased Shares to the Investor on the terms contemplated by this Agreement, the listing of the Purchased Common Shares and the Underlying Common Shares on the TSX and the other transactions contemplated by this Agreement, subject only to customary listing conditions (which, for greater certainty, do not include the approval of the Issuer’s securityholders in respect of any of the transactions contemplated by the Transaction Agreements);

“Underlying Common Shares” means the Common Shares issuable upon conversion of the Purchased Preferred Shares; and

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2 Rules of Construction in this Agreement:

(a) the terms “Agreement”, “this Agreement”, “the Agreement”, “hereto”, “hereof”, “herein”, “hereby”, “hereunder” and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

(b) references to an “Article”, “Section” or “Exhibit” followed by a number or letter refer to the specified Article or Section of or Exhibit to this Agreement;

(c) the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(d) words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

(e) the word “including” is deemed to mean “including without limitation”;

(f) the terms “party” and “the parties” refer to a party or the parties to this Agreement;

(g) any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time;

(h) any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

(i) all dollar amounts refer to Canadian currency unless otherwise stated;

(j) any time period within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends;

(k) whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day; and

(l) the word “day” means calendar day unless Business Day is expressly specified.

1.3 Entire Agreement

The Transaction Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether written or oral. Unless otherwise agreed upon in writing by the parties, there are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided in the Transaction Agreements.

1.4 Time of Essence

Time shall be of the essence of this Agreement.

1.5 Outside Date

(a) If the HSR Approval has not been obtained by the Outside Date, the Issuer and the Investor shall each have the right to extend the Outside Date on one or more occasions (by at least 10 days or an integral multiple thereof, as specified by the extending party) up to a maximum of 90 days. For the avoidance of doubt, if both the Issuer and the Investor elect to extend the Outside Date in accordance with the terms hereof, the later Outside Date shall control.

(b) An extending party shall give written notice to the other party of an extension of the Outside Date pursuant this Section 1.5 by no later than 5:00 p.m. on the date that is not less than two (2) Business Days prior to the Outside Date (as such Outside Date may be been extended pursuant to this Section 1.5), or such later date as may be agreed to in writing by the Parties; provided that, notwithstanding the foregoing, a party shall not be permitted to unilaterally extend the Outside Date (as such Outside Date may have been extended pursuant to this Section 1.5) if (i) the failure to obtain the HSR Approval is a result of the party’s wilful breach of its obligations under this Agreement with respect to obtaining such HSR Approval, or (ii) the aggregate of such postponements would exceed 90 days from the original Outside Date.

1.6 Governing Law and Submission to Jurisdiction

(a) This Agreement and all matters, claims or Actions (whether at Law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement, shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b) All Actions arising out of or relating to this Agreement shall be heard and determined in the Ontario Superior Court of Justice (Commercial List) and appellate courts therefrom and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action.

1.7 Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.

1.8 Accounting Principles

Any reference in this Agreement to generally accepted accounting principles refers to IFRS, applied on a consistent basis, and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

1.9 Knowledge

For the purposes of this Agreement, with respect to any matter, the knowledge of (i) the Issuer shall mean the knowledge Steven Hudson and Michael Lepore; and (ii) the Investor shall mean the knowledge of Mark Yost and Laurie Hough, in each case, after making due inquiry concerning the matters in question.

1.10 Exhibits

The following Schedules and Exhibits are attached to and form an integral part of this Agreement:

Schedule 3.1(n)		Financial Statement Disclosure
Schedule 3.1(u)		Absence of Certain Events
Schedule 6.7		Conduct of Business Prior to Closing
Exhibit A	-	Investor Rights Agreement

Exhibit B	-	New Preferred Share Terms

Article 2
PURCHASE OF SHARES

2.1 Purchase of Purchased Shares

On the terms and subject to the conditions of this Agreement, and subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Section 5.6 and Section 5.7, the Investor hereby agrees to subscribe for and purchase from the Issuer, and the Issuer hereby agrees to issue and sell to the Investor, on the Closing Date, free and clear of all Encumbrances (except restrictions imposed by any applicable securities Law or by the Investor Rights Agreement), the Purchased Shares, for a price per Purchased Share equal to $3.04 and aggregate consideration of $185,440,000 (the “Proceeds”) to be allocated as to $101,992,000 to the Purchased Common Shares (the “Purchased Common Share Proceeds”) and $83,448,000 to the Purchased Preferred Shares (the “Purchased Preferred Share Proceeds”). The issuance of the Purchased Shares shall be evidenced by a copy of one or more DRS Statements representing the Purchased Shares, issued and registered to the account specified by the Investor in writing to the Issuer at least three (3) Business Days prior to the Closing Date. The full amount of the Purchased Common Share Proceeds shall be added to the legal stated capital account for the Purchased Common Shares and the full amount of the Purchased Preferred Share Proceeds shall be added to the legal stated capital account for the Purchased Preferred Shares.

2.2 Payment of Proceeds

On the Closing Date, the Investor shall pay, or cause to be paid (to an account specified to the Investor by the Issuer in writing at least three (3) Business Days prior to the Closing Date), in full satisfaction of the subscription price for the Purchased Shares, the Proceeds by wire transfer in immediately available funds. The Proceeds shall be paid in U.S. dollars based on the Bank of Canada daily exchange rate on the Business Day immediately prior to the Closing Date.

2.3 Use of Proceeds

The Issuer shall use the Proceeds for general corporate purposes and shall not use the Proceeds to (i) set aside, make or pay any dividend or other distribution on or with respect to any of its capital stock or other equity or ownership interest other than Permitted Distributions; or (ii) [Redacted].

Article 3
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Issuer

The Issuer represents and warrants to the Investor as follows as of the date hereof and as of the Closing (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and acknowledges that the Investor is relying on such representations and warranties in entering into this Agreement and completing its subscription for the Purchased Shares:

(a) Organization. The Issuer and each of its Subsidiaries has been duly incorporated or formed, as applicable, and is validly existing in good standing under the Laws of the applicable jurisdiction of incorporation or formation, as applicable, with all requisite power and authority to conduct its business as now conducted and to own, lease and operate its material properties and assets (as described in the Public Disclosure Documents), except, in respect of the Issuer’s Subsidiaries where the failure to be in good standing under such Laws or have such requisite power and authority, has not had, and would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect. Neither the Issuer nor any of its Subsidiaries is in violation in any material respects of any of the provisions of their respective articles, by-laws or other constating documents.

(b) Authorization. The Issuer has the requisite corporate power and authority to enter into each of the Transaction Agreements, to perform its obligations thereunder and to consummate the transactions contemplated thereunder, and each of the Transaction Agreements: (i) together with the transactions contemplated thereunder, has been duly authorized by the Issuer; (ii) has been or will be duly executed and delivered by the Issuer; and (iii) is, or once executed will be, a legal, valid and binding agreement of the Issuer, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject to the qualification that equitable remedies may be granted in the discretion of a court of competent jurisdiction.

(c) Authorized and Issued Capital.

(i) The authorized capital of the Issuer consists of an unlimited number of Common Shares of which 245,779,995 Common Shares were issued and outstanding as of close of business on the Business Day immediately preceding the date of this Agreement, and an unlimited number of Preferred Shares issuable in series, of which 3,712,400 Series C Preferred Shares were issued and outstanding, as of close of business on the Business Day immediately preceding the date of this Agreement. As of the Closing Date, the authorized capital will also include 27,450,000 New Preferred Shares of which only the Purchased Preferred Shares to be issued hereunder will be issued and outstanding.

(ii) As of close of business on the Business Day immediately preceding the date of this Agreement, there were 2,538,586 Issuer Options, 5,543,385 Issuer PSUs, 2,804,275 Issuer RSUs and 5,650,185 Issuer DSUs issued and outstanding.

(iii) Except as disclosed above, pursuant to this Agreement or as disclosed in Public Disclosure Documents, there are no issued, outstanding or authorized shares, options, equity-based awards, warrants, convertible or exchangeable securities, calls, conversion, pre-emptive, redemption, repurchase, stock appreciation or other rights, or any other agreements, arrangements, instruments or commitments of any kind that obligate the

Issuer to, directly or indirectly, issue or sell any securities of the Issuer, or give any Person a right to subscribe for or acquire, any securities of the Issuer.

(d) Subsidiaries.

(i) Other than the Issuer’s Subsidiaries, the Issuer has no direct or indirect subsidiaries nor any material investment in any Person.

(ii) The Issuer directly or indirectly owns all of the issued and outstanding shares, interests or partnership interests (however divided), as the case may be, of each of its Subsidiaries, in each case free and clear of any Encumbrances (other than Permitted Encumbrances).

(e) Issuance of Purchased Shares. The Issuer has power and authority to issue the Purchased Shares and the Underlying Common Shares. Upon payment of the Proceeds, the Purchased Shares will be validly issued as fully paid and non-assessable Common Shares or New Preferred Shares, as applicable. Upon conversion of the New Preferred Shares in accordance with their terms, the Underlying Common Shares will be validly issued as fully paid and non-assessable Common Shares. On the Closing Date, the Investor will be the legal and beneficial owner of the Purchased Shares and will, upon the issuance of the Purchased Shares, have good title thereto free and clear of all Encumbrances (other than restrictions imposed by any applicable securities Law or by the Investor Rights Agreement).

(f) No Violation. The execution and delivery by the Issuer of each of the Transaction Agreements, and the performance by it of or compliance with its obligations thereunder, will not: (i) conflict with or result in any violation of the provisions of the Articles, by-laws or other constating documents of the Issuer; (ii) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default), or accelerate the performance required by the Issuer under, any material Contract to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, other than consents required under the Issuer Credit Agreement in connection with the execution and performance of the Captive FinanceCo Agreements; or (iii) subject to the receipt of the TSX Approval and satisfaction of the conditions set forth therein, result in any violation of the provisions of any Law or Order applicable to the Issuer in any material respect.

(g) Transfer Agent. Computershare Investor Services Inc. has been duly appointed as the registrar and transfer agent for the Common Shares and Preferred Shares.

(h) Consents and Approvals. No consent, approval, authorization, license, permit, declaration, registration, notice or filing of or with any Governmental Entity or any other Person by the Issuer is required for the issue and sale of the Purchased Shares, or the consummation by the Issuer of the transactions contemplated by the Transaction Agreements, other than: (i) the TSX Approval; (ii) the filings required to be made, prior to or following the Closing under the published rules of the TSX;

(iii) the filing by the Issuer under applicable Securities Laws of Form 72-503F Report of Distributions Outside Canada with the Ontario Securities Commission; (iv) filings under the Business Corporations Act (Ontario) or the rules of the TSX as may be required in connection with the appointment or election of the Investor Director Designee to the board of directors of the Issuer; (v) consents as may be required under the Issuer Credit Agreement in connection with the execution and performance of the Captive FinanceCo Agreements; and (vi) in connection with compliance with the pre-merger notification requirements of the HSR Act.

(i) Compliance with Contracts and Laws. Each Contract to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries or any of their respective properties or assets is bound is valid, binding and enforceable on the Issuer and any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the knowledge of the Issuer, is in full force and effect, except where the failure to be valid, binding or in full force and effect, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Issuer nor any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Contract to which it is a party or by which it or any of its properties or assets may be bound, except where such default which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer and each of its Subsidiaries are and have been in compliance with, in all material respects, and conduct their businesses in conformity in all material respects with all applicable Laws of each jurisdiction in which it carries on its business.

(j) Regulatory Matters. The Issuer is a “reporting issuer” in each of the Reporting Jurisdictions and is not included in a list of defaulting reporting issuers maintained by the Canadian Securities Regulators of any such jurisdictions. The Issuer has not taken any action to cease to be a reporting issuer in any jurisdiction in which it is a reporting issuer and has not received any notification from a Canadian Securities Regulator seeking to revoke the Issuer’s reporting issuer status. The Issuer has filed with the Canadian Securities Regulators, on a timely basis, all required financial statements, annual information forms, proxy solicitation materials, material change reports and other documents required to be filed by it under applicable securities Laws, with the exception of such documents not yet due to be filed by the Issuer. As of their respective filing dates, each of the Public Disclosure Documents complied with the requirements of applicable securities Laws in all material respects, and, at the time of their respective filing date, none of the Public Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. To the knowledge of the Issuer, none of the Public Disclosure Documents as of the date of this Agreement, is the subject of ongoing review by any Canadian Securities Regulator and, as of the date of this Agreement, the Issuer has not received any comments from any Canadian Securities Regulator with respect to any of the Public Disclosure Documents which, to the knowledge of the Issuer, remain unresolved. The Issuer has not filed any confidential material change reports which remain confidential as at the date hereof.

(k) Intellectual Property. The Issuer owns or has the right to use all of the material Intellectual Property owned or used by its business as of the date hereof. All registrations, if any, and filings necessary to preserve the rights of the Issuer in the Intellectual Property have been made and are in good standing, except for such registrations or filings which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer has no pending action or proceeding, nor any threatened action or proceeding, against any Person with respect to the use of the Intellectual Property, and there are no circumstances which cast doubt on the validity or enforceability of the Intellectual Property owned or used by the Issuer, except for circumstances which would not have a Material Adverse Effect. The conduct of the Issuer’s business does not, to the knowledge of the Issuer, infringe upon the intellectual property rights of any other Person. The Issuer has no pending action or proceeding, nor, to the knowledge of the Issuer, is there any threatened action or proceeding against it with respect to the Issuer’s use of the Intellectual Property.

(l) Leased Property. With respect to each premises of the Issuer which is material to its business and which the Issuer occupies as tenant (the “Leased Premises”), the Issuer occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Issuer occupies the Leased Premises is in good standing and in full force and effect in all material respects.

(m) Listing of Common Shares. The Common Shares are listed and posted for trading on the TSX and no Order ceasing or suspending trading in any securities of the Issuer or prohibiting the sale or issuance of the Purchased Shares or the trading of any of the Issuer’s issued securities has been issued and to the knowledge of the Issuer no proceedings for such purpose are pending or contemplated or have been threatened. The Issuer is in compliance in all material respects with the rules and regulations of the TSX, including the applicable listing requirements of the TSX.

(n) Financial Statements. The Audited Financial Statements and Interim Financial Statements present fairly in all material respects the consolidated financial position of the Issuer as of the respective dates of such financial statements and the consolidated results of operations and cash flows of the Issuer for the respective periods covered thereby. The Audited Financial Statements and the Interim Financial Statements have been prepared in accordance with IFRS applied on a consistent basis and, in the case of the Audited Financial Statements solely, as certified by the independent chartered professional accountants named in Section 3.1(o) below. Neither the Issuer nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under IFRS to be reflected on a consolidated balance sheet of the Issuer (including the notes thereto) except for: (i) liabilities reflected or reserved against in the Audited Financial Statements and Interim Financial Statements included in the Public Disclosure Documents or as has been disclosed in writing by the Issuer to the Investor in any document listed in Schedule 3.1(n); (ii) liabilities incurred pursuant to the transactions contemplated by the Transaction Agreements; and (iii)

liabilities incurred in the ordinary course since the date of the Interim Financial Statements.

(o) Independence of Auditors. Ernst & Young LLP, who have audited the Audited Financial Statements and reviewed the Interim Financial Statements, are, to the knowledge of the Issuer, independent public accountants; and there has not been a “reportable event” (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) with Ernst & Young LLP within the most recently completed financial year of the Issuer.

(p) Accounting Controls. The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; and (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets.

(q) Labour Matters. Neither the Issuer nor any of its Subsidiaries is a party to or bound by any collective agreement and nor is it currently conducting negotiations with any labour union or employee association. There has not been in the last two years and there is not currently any labour disruption that would reasonably be expected to have a Material Adverse Effect.

(r) Tax. Except as has not had, and would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect: (i) the Issuer and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file), all Tax Returns required to be filed by it, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate; (ii) all Taxes owed by the Issuer and each of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid, except for Taxes that are being contested in good faith by appropriate proceedings and that have been adequately reserved against in accordance with IFRS; (iii) all amounts of Taxes required to be withheld by the Issuer or any of its Subsidiaries have been duly withheld and remitted to the appropriate taxing authority as required by applicable Law; and (iv) no deficiency for any Tax has been asserted or assessed by any Governmental Entity in writing against the Issuer or any of its Subsidiaries, except for deficiencies that have been satisfied by payment in full, settled or withdrawn or that have been specifically identified in the Audited Financial Statements and adequately reserved against in accordance with IFRS. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, there is no claim, audit, action, suit, proceeding or investigation now pending against or with respect to the Issuer or any of its Subsidiaries in respect of any material Taxes. None of the Common Shares or Purchased Preferred Shares derives, and no such share has at any time within the 60-month period prior to the Closing Date derived, more than 50% of its fair market value directly or indirectly from one or any combination of (i) real or immovable property situated in Canada, (ii) Canadian resource properties (as defined in the Income Tax Act (Canada) ("ITA")), (iii) timber resource properties (as defined in the ITA) and (iv) options in respect of, or interests in, or for civil law, rights in, property described in any of the immediately preceding clauses (i) to (iii), whether or not the property exists.

(s) Legal Proceedings. Except as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, there is no (a) pending or, to the knowledge of the Issuer, threatened, legal, regulatory or administrative proceeding, suit, investigation, arbitration or action (an “Action”) against the Issuer or any of its Subsidiaries or (b) Order that is outstanding which is imposed upon the Issuer or any of its Subsidiaries, in each case, by or before any Governmental Entity.

(t) Environmental. (i) the Issuer and its Subsidiaries and the operation of their respective businesses have been and are, to the knowledge of the Issuer, in compliance in all material respects with all Environmental Laws; (ii) the Issuer and its Subsidiaries have complied in all material respects with all reporting and monitoring requirements under all Environmental Laws; (iii) the Issuer and its Subsidiaries have never received any notice of any material non-compliance in respect of any Environmental Laws and (iv) there are no material Environmental Permits necessary to conduct the Issuer’s or its Subsidiaries respective businesses.

(u) Absence of Certain Changes or Events. Since January 1, 2023, other than the transactions contemplated by the Transaction Agreements or as disclosed in Schedule 3.1(u) or the Public Disclosure Documents, the business of the Issuer and of each of its Subsidiaries has been conducted in the ordinary course, there has not been any sale, issuance, delivery, transfer or disposition of any Equity Securities or material assets of Triad, and no change, event, occurrence, effect, state of facts or circumstances has occurred that would reasonably be expected to have a Material Adverse Effect.

(v) Exempt Sale of Securities. Assuming the accuracy of the representations of the Investor in Section 3.2, the sale of the Purchased Shares pursuant to this Agreement and the issuance of the Underlying Common Shares upon conversion of the New Preferred Shares in accordance with their terms is exempt from the prospectus delivery requirements of the Canadian securities Laws, and no registration under the U.S. Securities Act is required for the sale and delivery of the Purchased Shares or the Underlying Common Shares.

(w) No Rights Agreement. The Issuer is not party to a shareholder rights plan, “poison pill” or similar anti-takeover agreement or plan.

(x) Anti-Terrorism. The operations of the Issuer and its Subsidiaries have for the last five years been conducted at all times in compliance with the applicable federal and state laws relating to terrorism, corruption or money laundering (“Anti-Terrorism Laws”), including the financial recordkeeping and reporting requirements of The Bank Secrecy Act of 1970, as amended, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the Foreign Corrupt Practices Act of 1977 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, the Corruption of Foreign Public Officials Act (Canada)

and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and, none of the Issuer or its Subsidiaries is (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (iii) a person with which the Issuer is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order or (v) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or any other person (including any foreign country and any national of such country) with whom the United States Treasury Department prohibits doing business in accordance with OFAC regulations. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or its Subsidiaries with respect to the Anti-Terrorism Laws is pending or, to the knowledge of the Issuer and its Subsidiaries, threatened. None of the Issuer and its Subsidiaries nor, to the knowledge of the Issuer, any director, officer or employee of the Issuer (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(y) No Broker’s Fees. Except for CIBC World Markets Corp. and Goldman Sachs & Co., no investment banker, broker, finder, financial adviser or other intermediary has been retained by or is authorized to act on behalf of the Issuer or any of its Subsidiaries or is entitled to any material fee, commission or other payment from the Issuer or any of its Subsidiaries in connection with this Agreement or any other transaction contemplated by this Agreement.

(z) Transactions with Affiliates. Except as disclosed by the Issuer in the Public Disclosure Documents3.1(n), none of the officers or directors of the Issuer and, to the knowledge of the Issuer, none of the employees of the Issuer is presently a party to any material loan, contract, arrangement or understanding or other material transactions with the Issuer or any of its Subsidiaries (other than as holders of equity compensation and for services as employees, officers and directors).

(aa) No Sales to Competitors. To the knowledge of the Issuer, since January 1, 2023, (i) the Issuer has not issued and sold any Common Shares or securities convertible into Common Shares to a Competitor by way of private placement or other directly negotiated transaction (and is not a party to any contract to so issue or offer to issue any such Common Shares or securities convertible into Common Shares), and (ii) no senior officer of the Issuer has knowingly sold or transferred any Common Shares or securities convertible into Common Shares to a Competitor.

3.2 Representations and Warranties of the Investor

The Investor hereby represents, warrants and acknowledges to the Issuer as follows as of the date hereof and as of the Closing (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and acknowledges that the Issuer is relying on such representations, warranties and acknowledgements in connection with the entering into of this Agreement and the performance of its obligations hereunder:

(a) Organization. The Investor is organized and validly existing under the Laws of Indiana, with all requisite power and authority to own or to hold the Purchased Shares and to complete the transactions to be completed by it as contemplated in the Transaction Agreements.

(b) Authorization. The Investor has the requisite power and authority to enter into each of the Transaction Agreements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereunder. Each of the Transaction Agreements and the transactions contemplated thereunder (i) has been duly authorized by the Investor, (ii) has been or will be duly executed and delivered by the Investor and (iii) is, or once executed will be, a legal, valid and binding agreement of it, enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject to the qualification that equitable remedies may be granted in the discretion of a court of competent jurisdiction. No other action on the part of the Investor is necessary to authorize the execution, delivery and performance by the Investor of the Transaction Agreements and the consummation by the Investor of the transactions contemplated thereunder.

(c) No Violation. The execution and delivery by the Investor of each Transaction Agreement and the performance of and compliance with its obligations thereunder, including the purchase of the Purchased Shares, does not and will not result in any violation of the (i) provisions of its constating documents or (ii) the provisions of any Law or Order applicable to it, or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default), or accelerate the performance required by the Investor under, any Contract to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject, except, in the case of clause (ii) or (iii), as would not, individually or in the aggregate, reasonably be expected to materially delay or hinder, or have a material adverse effect on, the ability of the Investor to consummate the transactions contemplated by the Transaction Agreements and to perform its obligations under the Transaction Agreements.

(d) Consents and Approvals. Other than the TSX Approval, any early warning reporting and insider reporting required under Law, and in connection with compliance with the pre-merger notification requirements of the HSR Act, no consent, approval, authorization or filing of or with any Governmental Entity is required by the Investor to purchase the Purchased Shares or to complete the transactions contemplated by the Transaction Agreements, other than filings under applicable Law that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to materially delay or hinder, or have a material adverse effect on, the ability of the Investor to consummate the transactions contemplated by the Transaction Agreements and to perform its obligations under the Transaction Agreements. The Investor further represents and warrants that it has no reason to believe that a Personal Information Form filed with the TSX in furtherance of the TSX Approval will not be accepted or cleared by the TSX.

(e) No Offering Document. It has not received or been provided with a prospectus, registration statement or offering memorandum, within the meaning of applicable Law, relating to the Purchased Shares or the Issuer and its Subsidiaries.

(f) Collection of Information. It acknowledges that its name and other specified information, including the number of securities subscribed for hereunder, may be disclosed to authorities pursuant to applicable securities and anti-money laundering Laws, including the policies of the TSX. It consents to the disclosure of all such information. The Investor will execute and deliver within the applicable time periods all documentation as may be required by applicable securities Laws to permit the purchase of the Purchased Shares. The Investor will assist the Issuer in filing any reports and other documents relating to the purchase of the Purchased Shares required by applicable securities Laws.

(g) No Registration. The Investor acknowledges that the Purchased Shares have not been and will not be registered under the U.S. Securities Act, or any applicable state securities Laws, and the Purchased Shares are “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act, and may not be offered or sold unless registered under the U.S. Securities Act and the securities Laws of any applicable state of the United States or in compliance with the requirements of an exemption from such registration requirements.

(h) No Broker’s Fees. Except for Jefferies LLC, no investment banker, broker, finder, financial adviser or other intermediary has been retained by or is authorized to act on behalf of the Investor or is entitled to any material fee, commission or other payment from the Investor in connection with this Agreement or any other transaction contemplated by this Agreement.

(i) Private Placement. It is an “accredited investor” within the meaning of Regulation D under the U.S. Securities Act and is purchasing the Purchased Shares as principal, solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution or other disposition thereof. It further represents that:

(i) it understands that the Purchased Shares are being offered on a “private placement” basis (x) exempt from registration under the U.S. Securities Act, and, therefore, may not be transferred or sold except pursuant to the registration requirements of the U.S. Securities Act and any applicable state securities Laws, or in compliance with the requirements of an exemption from such registration requirements, and (y) exempt from or not subject to prospectus requirements under Canadian securities Laws;

(ii) it understands that no Securities Regulator has reviewed or passed on the merits of the Purchased Shares;

(iii) it understands that there is no government or other insurance covering the Purchased Shares;

(iv) it understands that there are risks associated with the purchase of the Purchased Shares;

(v) it is not purchasing the Purchased Shares as a result of any “general solicitation or general advertising” (as those terms are used in Regulation D under the U.S. Securities Act), including any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet or broadcast over radio, television or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(vi) it understands that there may be restrictions on its ability to resell the Purchased Shares under applicable securities Laws, it is its own responsibility to find out what those restrictions are and to comply with them before selling the Purchased Shares and, except as otherwise set out in the Transaction Agreements, the Issuer has not agreed to take any action to facilitate such resale in accordance with applicable securities Laws; and

(vii) it acknowledges that no Person has made any written or oral representations that (A) any Person will resell or repurchase the Purchased Shares, (B) any Person will refund the Proceeds, or (C) as to the future price or value of the Purchased Shares.

(j) Limited Remedies and Rights. The Investor acknowledges that no prospectus or registration statement has been filed by the Issuer with any Securities Regulators or any similar regulatory authority in connection with the issuance of the Purchased Shares, such issuance is exempt from the requirements to provide the Investor with a prospectus or registration statement and to sell securities through a Person registered under applicable securities Laws and that: (i) the Investor is restricted from using most of the civil remedies available under applicable securities Laws to a purchaser under a prospectus or registration statement; (ii) the Investor may not receive information that would otherwise be required to be provided to the Investor under applicable securities Laws in connection with a public offering by way of a prospectus or registration statement; and (iii) the Issuer is relieved from certain obligations that would otherwise apply under applicable securities Laws in connection with a public offering by way of a prospectus or registration statement.

(k) No Previous Ownership of Common Shares. As of the date of this Agreement, and before giving effect to the purchase by the Investor of the Purchased Shares hereunder, the Investor and its Affiliates do not beneficially own, or exercise control or direction over, any Common Shares or other Equity Securities of the Issuer.

(l) Insider and Registrant Status. The Investor is not an “insider” of the Issuer or a “registrant” (each as defined in applicable Canadian securities Laws).

(m) Control Block Holder. The Investor is not one of a combination of shareholders of the Issuer (including by acting jointly or in concert with any such shareholder or investor) as a consequence of which the issuance of the Purchased Shares to the Investor hereunder (assuming the exercise of any warrants, options or any convertible securities of the Issuer currently held by the Investor, and any such other shareholders or investors) will result in, or be part of a transaction that will result in, the creation of a “control block holder” as defined under applicable Canadian securities Laws.

(n) Legended Shares. It acknowledges that any certificates or DRS Statements representing the Purchased Shares will bear such legend or legends as may, in the opinion of counsel to the Issuer, be reasonably necessary in order to avoid a violation of any applicable securities Laws or to comply with the requirements of the TSX, provided that if, at any time, in the opinion of counsel to the Issuer, such legends are no longer necessary in order to avoid a violation of any such Laws, or the holder of any such legended certificate, or DRS Statements at the holder’s expense, provides the Issuer with evidence reasonably satisfactory in form and substance to the Issuer (which may include an opinion of counsel reasonably satisfactory to the Issuer) to the effect that such holder is entitled to sell or otherwise transfer such Purchased Shares in a transaction in which such legends are not required, such legended certificate or DRS Statements may thereafter be surrendered to the Issuer in exchange for a certificate which does not bear such legend.

(o) Sufficient Funds. The Investor will, at Closing, have sufficient funds available to pay the Proceeds.

(p) Independent Advice. The Investor is a sophisticated investor and has the capacity to protect is own interests in connection with its investment hereunder. It acknowledges and agrees that it is solely responsible for obtaining such tax, investment, legal and other professional advice as it considers appropriate in connection with its investment hereunder (including in respect of its due diligence investigations), has not relied upon the Issuer or any of its legal, financial, tax or other professional advisors in this regard, and has in all cases sought the advice of its own investment advisors, legal counsel and tax and other professional advisers.

3.3 Survival of Representations and Warranties

The representations and warranties of a party herein shall survive until the date that is two (2) years from the Closing Date, if any, unless bona fide notice of a claim shall have been made in writing before such date, in which case the representation and warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of the claim; provided that the representations and warranties set out in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(d), 3.1(e), and

3.1(y) and Sections 3.2(a), 3.2(b), 3.2(h) and 3.2(i) (collectively, the “Fundamental Representations”) shall survive indefinitely. Notwithstanding the foregoing, a claim for any breach of any of the representations and warranties contained in this Agreement involving fraud, wilful misconduct or gross negligence may be made at any time following the date of this Agreement, subject only to applicable limitation periods imposed by applicable Law.

Article 4
INDEMNIFICATION

4.1 Indemnity of the Issuer

The representations, warranties and covenants of the Issuer contained in this Agreement are made with the intent that they may be relied upon by the Investor in entering into this Agreement, determining whether to purchase the Purchased Shares and consummating the transactions contemplated hereby, and the Issuer covenants and agrees to indemnify and save harmless the Investor (and its Affiliates and their respective officers, directors, employees, agents, members and partners) (collectively, the “Investor Indemnitees”) from and against all Losses, including amounts paid to settle actions (provided that the Issuer has previously consented to such settlement, not to be unreasonably withheld, conditioned or delayed) or satisfy judgements or awards suffered by the Investor Indemnitees, in each case caused by or arising directly or indirectly by reason of any inaccuracy in or breach by the Issuer of any representation, warranty or covenant made by it under this Agreement.

4.2 Indemnity of the Investor

The representations, warranties and covenants of the Investor contained in this Agreement are made with the intent that they may be relied upon by the Issuer in entering into this Agreement, determining whether to issue the Purchased Shares and consummating the transactions contemplated hereby, and the Investor covenants and agrees to indemnify and save harmless the Issuer (and its Affiliates and their respective officers, directors, employees, agents, members and partners) (collectively, the “Issuer Indemnitees”) from and against all Losses, including amounts paid to settle actions (provided the Investor has previously consented to such settlement, not to be unreasonably withheld, conditioned or delayed) or satisfy judgements or awards suffered by the Issuer Indemnitees, in each case caused by or arising directly or indirectly by reason of any inaccuracy in or breach by any Investor of any representation, warranty or covenant made by it under this Agreement.

4.3 Limitation

No claim for indemnification pursuant to Section 4.1 shall be made against the Issuer for any breach of any of the representations and warranties made by the Issuer in this Agreement, and no claim for indemnification pursuant to Section 4.2 shall be made against the Investor for any breach of any of the representations and warranties made by the Investor in this Agreement, in each case, other than with respect to any claim for a breach of a Fundamental Representation, until the aggregate, cumulative amount of the claims asserted against the Issuer, in the aggregate, on the one hand, or the Investor, on the other hand, shall be at least $1,500,000; in which event the Issuer or the Investor, as applicable, may claim indemnification from the other party for all Losses that it has incurred, subject to the immediately following sentence. The maximum aggregate, cumulative liability of the Issuer, in the aggregate, on the one hand, or the Investor, on the other hand, under Section 4.1 or Section 4.2 shall be 100% of the amount of the Proceeds.

4.4 Exclusivity

Following the Closing, the provisions of this Article 4 shall apply to any claim described in Section 4.1 or Section 4.2, with the intent that, following the Closing, all such claims shall be subject to the limitation contained in this Article 4. This provision is not intended to preclude any proceeding by any party against any other party (a) prior to the Closing or (b) based on fraud, wilful misconduct or gross negligence.

Article 5
CLOSING

5.1 Closing

The Closing for the purchase and sale of the Purchased Shares shall be conducted remotely via the electronic exchange of documents and signatures in accordance with Article 7 on the third (3rd) Business Day after satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Section 5.6 and Section 5.7 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, time and date as shall be agreed between the Issuer and the Investor, but shall in no event occur earlier than the date that is five (5) days after the date of execution of this Agreement unless otherwise agreed by the parties hereto (the “Closing Date”).

5.2 Termination

Prior to the Closing, this Agreement may only be terminated:

(a) by mutual written agreement of the Issuer and the Investor;

(b) by the Issuer, on the one hand, or the Investor, on the other, upon written notice to the other party, if the Closing has not occurred by the Outside Date; provided, however, that the right to terminate this Agreement pursuant to this Section 5.2(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the principal cause of, or shall have primarily resulted in, the failure of the Closing to occur on or prior to such date;

(c) by the Issuer, on the one hand, or the Investor on the other, upon written notice to the other party, if any Governmental Entity issues an Order, or has taken any Action, permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by any Transaction Agreement, which such Order or Action shall have become final and non-appealable;

(d) by written notice given by the Issuer to the Investor, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Investor in this Agreement such that the conditions in Section 5.7(a)(v) would not be satisfied and which are not curable or, if curable, have not been cured by the Investor by the earlier of (i) ten (10) days after receipt by the Investor of written notice from the Issuer requesting such inaccuracies or breaches to be cured and (ii) the Outside Date; provided, however, that the Issuer is not then in breach of this Agreement so as to prevent the conditions to Closing set forth in Sections 5.6(a)(iv) or 5.6(a)(vi) from being satisfied; or

(e) by written notice given by the Investor to the Issuer, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Issuer in this Agreement such that the conditions in Sections 5.6(a)(iv) or 5.6(a)(vi) would not be satisfied and which are not curable or, if curable, have not been cured by the Issuer, as applicable by the earlier of (i) ten (10) days after receipt by the Issuer of written notice from the Investor requesting such inaccuracies or breaches to be cured and (ii) the Outside Date; provided, however, that the Investor is not then in breach of this Agreement so as to prevent the conditions to Closing set forth in Section 5.7(a)(v) from being satisfied.

5.3 Effects of Termination

In the event of any termination of this Agreement in accordance with Section 5.2, this Agreement shall become void and have no effect from the termination date other than as set forth herein, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except that (i) the provisions of, Sections 1.1 to 1.7, this Section 5.3 and Sections 8.1 to 8.9 shall survive the termination of this Agreement and (ii) no such termination shall relieve any party from liability for damages to another party resulting from any willful and material breach of this Agreement or any breach of any of the representations and warranties contained in this Agreement involving fraud, gross negligence or wilful misconduct. For purposes of this Section 5.3, “willful and material breach” means a material breach of this Agreement as a result of an act undertaken by the breaching party with the knowledge that the taking of such act would, or would be reasonably expected to, cause a material breach of this Agreement.

5.4 Closing Deliveries of the Issuer

The Issuer shall deliver or cause to be delivered to the Investor at the Closing, the following:

(a) evidence satisfactory to the Investor of the TSX Approval;

(b) a certificate from a duly authorized officer of the Issuer certifying: (i) accuracy as of the Closing of the Articles of the Issuer, including the articles of amendment creating the New Preferred Shares; and (ii) the accuracy as of the Closing of resolutions of the board of directors of the Issuer approving the issuance of the Purchased Shares, the execution, delivery and performance of the Issuer’s obligations under each of the Transaction Agreements and the consummation of the transactions contemplated hereunder and thereunder, which resolutions shall be in full force and effect, and have not been modified, amended or rescinded;

(c) one or more DRS Statements evidencing the issuance of the Purchased Shares to the Investor;

(d) a certificate from the applicable Governmental Entity, dated as of a recent date, evidencing the good standing of the Issuer in its jurisdiction of incorporation; and

(e) a counterpart to the following agreements, duly executed and delivered by the Issuer:

(i) the Investor Rights Agreement; and

(ii) the Captive FinanceCo Agreements (to the extent applicable).

5.5 Closing Deliveries of the Investor

The Investor shall deliver, or cause to be delivered to the Issuer at the Closing, the following:

(a) consent from the Investor Director Designee to be appointed as a director of the Issuer, effective as of the Closing Date;

(b) a certificate from a duly authorized officer of the Investor certifying: (i) accuracy as of the Closing of the constating documents of the Investor; and (ii) the accuracy as of the Closing of resolutions of the board of directors of the Investor approving the execution, delivery and performance of the Investor’s obligations under each of the Transaction Agreements and the consummation of the transactions contemplated hereunder and thereunder, which resolutions shall be in full force and effect, and have not been modified, amended or rescinded;

(c) a certificate from the applicable Governmental Entity, dated as of a recent date, evidencing the good standing of the Investor in its jurisdiction of incorporation;

(d) confirmation of delivery to the TSX of a duly completed personal information form in respect of the Investor (to the extent required by the TSX pursuant to the TSX Approval) and the Investor Director Designee;

(e) payment of the Proceeds in accordance with Section 2.2; and

(f) a counterpart to the following agreements, duly executed and delivered by the Investor:

(i) the Investor Rights Agreement; and

(ii) the Captive FinanceCo Agreements (to the extent applicable).

5.6 Conditions to the Investor’s Obligations to Purchase the Purchased Shares

(a) The obligation of the Investor hereunder to purchase the Purchased Shares is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Issuer with prior written notice thereof:

(i) the Issuer shall have completed the deliveries set forth in Section 5.4;

(ii) no temporary or permanent Order shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity nor shall any proceeding brought by a Governmental Entity seeking any of the foregoing be pending, or any applicable Law shall be in effect, in each case which has the effect of restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby (collectively, “Restraints”);

(iii) any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated (the “HSR Approval”);

(iv) (A) (i) except for de minimis inaccuracies, the representations and warranties of the Issuer in Section 3.1(c) shall be true and correct in all respects as of the date of this Agreement and as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and (ii) all other representations and warranties of the Issuer set forth in Section 3.1 shall be true and correct in all material respects (without giving effect to any qualification as to materiality or Material Adverse Effect set forth therein) as of the date of this Agreement and as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date); and (B) the Issuer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Agreements to be performed, satisfied or complied with by the Issuer at or prior to the Closing Date. The Investor shall have received a customary certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Issuer, dated as of the Closing Date, to the foregoing effect and confirming the satisfaction of the condition set forth in Section 5.6(a)(v);

(v) no Material Adverse Effect shall have occurred since the date of this Agreement;

(vi) the Issuer shall have received all approvals, consents and authorizations necessary pursuant to applicable Law for the consummation of the sale of the Purchased Shares, including the TSX Approval, each of which shall be in full force and effect and shall not have been adversely amended, modified, revoked or terminated;

(vii) the Issuer shall have taken all actions necessary and appropriate to cause to be elected or appointed to the board of directors of the Issuer, effective immediately following the Closing, the Investor Director Designee; and

(viii) the Issuer shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

5.7 Conditions to the Issuer’s Obligations to Sell the Purchased Shares

(a) The obligation of the Issuer hereunder to sell the Purchased Shares is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Issuer’s sole benefit and may be waived by the Issuer at any time in its sole discretion by providing the Investor with prior written notice thereof:

(i) the Investor shall have completed the deliveries set forth in Section 5.5;

(ii) the Issuer shall have received all approvals, consents and authorizations necessary pursuant to applicable Law for the consummation of the sale of the Purchased Shares, including the TSX Approval, each of which shall be in full force and effect and shall not have been adversely amended, modified, revoked or terminated;

(iii) no Restraints shall then be in effect;

(iv) any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated; and

(v) (A) the representations and warranties of the Investor set forth in Section 3.2 shall be true and correct in all material respects (without giving effect to any qualification as to materiality or material adverse effect set forth therein) as of the date of this Agreement and as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and (B) the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Agreements to be performed, satisfied or complied with by the Investor at or prior to the Closing Date. The Issuer shall have received a customary certificate, executed by an executive of the Investor and dated as of the Closing Date, to the foregoing effect.

Article 6
ADDITIONAL AGREEMENTS

6.1 Additional Share Issuances

Until the Closing Date (or such earlier date on which this Agreement may be terminated pursuant to Section 5.2), except with respect to (i) the issue of Common Shares pursuant to the terms of outstanding Issuer Debentures or Equity Securities of the Issuer, and (ii) the grant of equity compensation under the Issuer Incentive Plans in the ordinary course of business and consistent with past practice (including dividend equivalents), without the prior written consent of the Investor, the Issuer shall not, and shall cause its Subsidiaries not to, issue any Equity Securities.

6.2 Formation of Captive FinanceCo; Captive FinanceCo Agreements

(a) On or prior to the Closing Date, the Investor and the Issuer shall execute, deliver and file such documents and instruments that are required to form Captive FinanceCo in accordance with applicable Law.

(b) On the Closing Date, the Investor and the Issuer shall each execute and deliver, or cause to be executed and delivered, each of the Captive FinanceCo Agreements.

6.3 TSX and Other Regulatory Approvals

(a) Subject to the terms and conditions hereof, each of the parties shall perform all obligations required to be performed by it under this Agreement, reasonably co-operate with the other parties in connection therewith, and do all such other commercially reasonable acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement, including using commercially reasonable efforts to (a) effect all necessary registrations, filings and submissions of information in connection with obtaining the TSX Approval, including the filing by the Investor (to the extent required) and the Investor Director Designee of Personal Information Forms with the TSX; (b) obtain all approvals, consents, registrations, waivers, permits, authorizations, and orders from any Governmental Entity reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement and (c) execute and deliver any additional instruments reasonably necessary to consummate the transactions contemplated by this Agreement. Each party hereto shall (i) give the other parties prompt notice of the making or commencement of any request, inquiry or Action by or before any Governmental Entity with respect to the transactions contemplated hereby, (ii) keep the other parties informed as to the status of any such request, inquiry or Action and (iii) promptly inform the other parties of (and provide copies of) any communications to or from any Governmental Entity and keep the other parties reasonably informed regarding any substantive communications to or from a third party, in each case regarding the transactions contemplated by this Agreement. Each party hereto will have the opportunity to review in advance, and each party will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any Governmental Entity in connection with the transactions contemplated by the Transaction Agreements. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry or Action, each party hereto will permit authorized representatives of the other parties to be present at each meeting or conference relating to such request, inquiry or Action and have access to and be consulted in connection with any material document, opinion or proposal made or submitted in writing to any Governmental Entity in connection with such request, inquiry or Action.

(b) In furtherance and not in limitation of Section 6.3(a), each Party shall (i) file, or cause to be filed, as promptly as reasonably practicable, and in any event within seven Business Days following the date hereof, all notification and report forms, applications and other Governmental Filings that may be required under the HSR Act, and (ii) use its reasonable best efforts to supply as promptly as reasonably practicable any additional information and documentary material that may be requested by any Governmental Entity pursuant to the HSR Act.

6.4 TSX Listing of Shares; Filing of Form 72-503F

In furtherance but not in limitation of Section 6.3:

(a) Prior to the Closing, the Issuer shall use commercially reasonable efforts to obtain the TSX Approval, including conditional approval for the listing of the Purchased Common Shares and the Underlying Common Shares; and

(b) The Issuer shall file with the Ontario Securities Commission a Form 72-503F Report of Distributions Outside Canada following the Closing Date with respect to the distribution of the Purchased Shares.

6.5 Certain Notices

During the period from the date of this Agreement until the Closing Date (or such earlier date on which this Agreement may be terminated pursuant to Section 5.2), the Issuer shall give prompt notice to the Investor if any of the following occur: (a) receipt of any bona fide notice or other communication in writing from any Person alleging that the consent or approval of, filings with, license from, or authorization of, registration with, or notices to, such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) receipt by the Issuer, any of its Subsidiaries or any of their respective representatives of any material notice or other material communication from any Governmental Entity related to the transactions contemplated by the Transaction Agreements; (c) it becomes aware of any change, development, state of facts, effect, event, occurrence, or circumstance that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (d) it becomes aware of any change, development, state of facts, effect, event, occurrence, or circumstance that would reasonably be expected to prevent or delay beyond the Outside Date the consummation of the transactions contemplated by this Agreement or that would reasonably be expected to result in, or has resulted in, any of the conditions to the Closing set forth in Section 5.6 not being satisfied. Any notice pursuant to this Section 6.5 shall not affect, modify or otherwise limit any other covenant, agreement representation or warranty contained in this Agreement.

6.6 Investor Standstill

The Investor and the Issuer shall be subject to the provisions of Article 6 of the Investor Rights Agreement commencing from the date hereof until the earlier of (i) the Closing; and (ii) the termination of this Agreement. For greater certainty, from and after the Closing Time, the terms of this Section 6.6 shall no longer apply and from that time Article 6 of the Investor Rights Agreement shall set out the rights and obligations of the Parties with respect to the matters contemplated by this Section 6.6.

6.7 Conduct of the Business Prior to Closing

Between the date of this Agreement and the Closing, unless the Investor shall otherwise agree in writing, as required by Law or as contemplated by this Agreement or any Transaction Agreement, the Issuer shall, and the Issuer shall cause each of its Subsidiaries to, carry on its business in the ordinary course of business and consistent with past practice. Between the date of this Agreement and the Closing, unless the Investor shall otherwise agree in writing, as required by Law or as contemplated by this Agreement or any Transaction Agreement, the Issuer shall not do or propose to do, directly or indirectly, any of the following without the prior written consent of the Investor:

(a) amend or otherwise change its Articles or bylaws or equivalent constating documents;

(b) declare, set aside, make or pay any dividend or other distribution on or with respect to any of its Equity Securities (other than Permitted Distributions);

(c) except as set out in Schedule 6.7, sell, issue, deliver, transfer or dispose of any Equity Securities, material assets or businesses of any Subsidiary (other than Triad), in each case for less than fair market value;

(d) other than as disclosed in Schedule 6.7, sell, issue, deliver, transfer or dispose of any Equity Securities, material assets or businesses of Triad; or

(e) otherwise take or cause to be taken any action that, had such action or event occurred following the Closing, would require or result in an adjustment to the conversion price of the New Preferred Shares.

Article 7
CLOSING ARRANGEMENTS

7.1 Closing Arrangements

Subject to all conditions set forth in Section 5.6 (other than Section 5.6(a)(i)) and Section 5.7 (other than Section 5.7(a)(i)) having been satisfied or waived on or before the Closing Date, the parties hereby agree that the process of the Closing shall be as follows:

(a) the Closing shall commence at the Closing Time on the Closing Date and shall be irrevocable thereafter until the completion of the closing deliverables in Section 5.6(a)(i) and Section 5.7(a)(i) in accordance with Section 7.1(b); and

(b) the following shall occur consecutively on the Closing Date:

(i) each party shall make the deliveries required of it under Section 5.4 and Section 5.5 (other than the payment of Proceeds pursuant to Section 5.5(e) and delivery of the DRS Statement(s) pursuant to Section 5.4(c));

(ii) the Investor shall make payment of the Proceeds to the Issuer pursuant to Section 5.5(e); and

(iii) the Issuer shall deliver the DRS Statement(s) to the Investor pursuant to Section 5.4(c).

Article 8
MISCELLANEOUS

8.1 Public Disclosure and Filings

The initial press release regarding this Agreement shall be a joint press release mutually acceptable to the Issuer and Investor. Except as required by Law, none of the Issuer or the Investor, or their respective Affiliates, shall issue any press release or make any other public statement or disclosure with respect to this Agreement or the transactions provided for herein without the written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed); provided that if a party or its Affiliate is required to make disclosure by Law such party shall, if permitted by Law, use its commercially reasonable efforts to give the other party prior oral or written notice and a reasonable opportunity to review or comment on the disclosure (other than with respect to confidential information contained in such disclosure) and if such prior notice is not possible, shall give such notice immediately following the making of such disclosure. The party making such disclosure shall give reasonable consideration to any comments made by the other party or its counsel. Notwithstanding the foregoing, this Section 8.1 shall not apply to (a) any press release or other public statement by the Issuer or the Investor which substantially reiterates and is not inconsistent with prior disclosure and does not contain any information relating to the transactions contemplated hereby that has not been previously announced or made public in accordance with the terms of this Agreement, or (b) any disclosure made to a party’s auditors, attorneys, accountants, financial advisors or Affiliates. The parties acknowledge that the Issuer will file the Transaction Agreements and a material change report relating thereto on SEDAR. The parties acknowledge that the Investor will file certain of the Transaction Agreements and a Form 8-K related thereto with the U.S. Securities and Exchange Commission.

8.2 Notices

(a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by e-mail or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

(i) in the case of the Investor:

Skyline Champion Corporation
755 West Big Beaver Road, Suite 1000

Attention: Laurie Hough

E-mail: [Redacted]

with a copy (which shall not constitute notice) to:

King & Spalding LLP
1180 Peachtree Street NE
Atlanta, Georgia 30309

Attention: Erik Belenky

E-mail: ebelenky@kslaw.com

and:

McCarthy Tétrault LLP
66 Wellington St. W., Suite 5300
Toronto, Ontario M5K 1E6

Attention: Robert Hansen/Fraser Bourne
E-mail: rhansen@mccarthy.ca/fbourne@mccarthy.ca

(ii) in the case of the Issuer:

ECN Capital Corp.

777 South Flagler Drive, Suite 800 East

West Palm Beach, FL 33401

Attention: Michael Lepore

E-mail: [Redacted]

with a copy (which shall not constitute notice) to:

Blake, Cassels & Graydon LLP
199 Bay Street, Suite 4000
Toronto Ontario, M5L 1A9

Attention: David Toswell / Michael Hickey

E-mail: david.toswell@blakes.com / michael.hickey@blakes.com

(b) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted by email or personally by hand (or, if such day is not a Business Day or if delivery or transmission is made on a Business Day after 5:00 p.m. (Toronto time) at the place of receipt, then on the next following Business Day) or, if mailed by internationally recognized overnight courier, on the Business Day following the date of mailing; provided, however, that if at the time of mailing or within two (2) Business Days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

(c) Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this Section 8.2.

8.3 Amendments and Waivers

No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

8.4 Assignment

No party may assign any of its rights or benefits under this Agreement, or delegate any of its duties or obligations, except with the prior written consent of the other parties; provided, however, that, without the prior written consent of any other party, (a) the Investor may assign its rights, interests and obligations under this Agreement, in whole or in part to an Affiliate, and (b) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned and shall give equivalent representations and warranties in Section 3.2 with respect to itself; provided that no such assignment would reasonably be expected to delay the Closing past the Outside Date; and provided further that no such assignment will relieve the Investor of its obligations hereunder.

8.5 Successors and Assigns

This Agreement shall enure to the benefit of and shall be binding on and enforceable by and against the parties and their respective successors or heirs, executors, administrators and other legal personal representatives, and permitted assigns.

8.6 Further Assurances

Subject to the terms and conditions hereof, each of the parties hereto shall, from time to time hereafter and upon any reasonable request of the other, promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things as may be required or necessary for the purposes of giving effect to this Agreement and the transactions contemplated thereby.

8.7 Counterparts

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts (including by email or scanned pages), with the same effect as if all parties had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same agreement. Electronic signatures (including by DocuSign) and electronic pdf signatures (including by email or scanned pages) shall be acceptable as a means of executing such documents.

8.8 Expenses

Except as otherwise expressly provided in this Agreement or any other Transaction Agreement, each party will pay for its own costs and expenses incurred in connection with this Agreement and the other Transactions Agreements and the transactions contemplated hereunder and thereunder. The fees and expenses referred to in this Section 8.8 are those which are incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the other

Transaction Agreements, and the transactions contemplated hereby and thereby, including the fees and expenses of legal counsel, accountants and other advisors.

8.9 No Third Party Beneficiaries

Except for the Investor Indemnitees and the Issuer Indemnitees solely with respect to Article 4, nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto (and their permitted assigns), any benefit, right or remedies.

8.10 Specific Enforcement

The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to cause the Closing to occur. The parties acknowledge and agree that (a) the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 1.6 without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 8.10), this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the this Agreement and the transactions consummated thereby and without that right, neither the Issuer nor the Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at Law.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF this Agreement has been executed by the parties on the date first written above.

SKYLINE CHAMPION CORPORATION
Per:	(signed) “Mark Yost”
Name: Mark Yost
Title: President & Chief Executive Officer

ECN CAPITAL CORP.
Per:	(signed) “Steven Hudson”
Name: Steven Hudson
Title: Chief Executive Officer

SCHEDULE 3.1(N)

FINANCIAL STATEMENT DISCLOSURE

[Redacted]

SCHEDULE 3.1(U)

ABSENCE OF CERTAIN EVENTS

[Redacted]

SCHEDULE 6.7

CONDUCT OF BUSINESS PRIOR TO CLOSING

[Redacted]

Exhibit A

ECN CAPITAL CORP.

– and –

SKYLINE CHAMPION CORPORATION

INVESTOR RIGHTS AGREEMENT

[●], 2023

Article 1 DEFINITIONS AND INTERPRETATION1

1.1 Definitions1

1.2 Rules of Construction9

1.3 Accounting Principles10

Article 2BOARD of directors10

2.1 Board of Directors Nominee10

2.2 Board Nomination Procedure11

2.3 Resignation, Death, Incapacity or Disqualification of Director12

2.4 Director Compensation12

2.5 Governance Policies13

2.6 Directors’ and Officers’ Liability Insurance and Indemnification13

2.7 Board Committees13

2.8 Investor Support13

2.9 Matters Requiring Unanimous Board Approval13

Article 3PRE-EMPTIVE RIGHT and Top-Up Right14

3.1 Pre-Emptive Right14

3.2 Top-Up Right16

3.3 Limitation on Pre-Emptive Right and Top-Up Right.18

Article 4REGISTRATION RIGHTS18

4.1 Piggy-Back Registration Rights18

4.2 Registration Expenses19

4.3 Rights and Obligations of the Investor19

4.4 Indemnification20

4.5 Defence of Action by Indemnifying Parties21

4.6 Contribution22

4.7 Survival22

4.8 Conflict22

4.9 Acting as Trustee22

Article 5TRANSFER OF SECURITIES23

5.1 Restrictions on Transfer23

5.2 Permitted Transfers24

Article 6STANDSTILL25

6.1 Standstill25

Article 7ADDITIONAL COVENANTS26

7.1 Right to Match26

7.2 Restriction on Private Placements to Competitors28

7.3 Confidentiality Obligations28

7.4 Tax Cooperation30

Article 8AMENDMENTS30

8.1 Amendments and Modifications30

8.2 Changes in Capital of the Company31

Article 9General31

9.1 Authority; Effect.31

9.2 Termination31

9.3 Assignment32

9.4 Co-operation32

9.5 Further Assurances32

9.6 Time32

9.7 Enurement32

9.8 Public Filing32

9.9 Notices to Parties32

9.10 Entire Agreement34

9.11 Waiver34

9.12 Consent34

9.13 Governing Law34

9.14 Severability34

9.15 No Third Party Rights35

9.16 Independent Legal Advice35

9.17 Specific Performance35

9.18 Counterparts35

THIS INVESTOR RIGHTS AGREEMENT is made as of the [●] day of [●], 2023.

AMONG:

ECN CAPITAL CORP., a corporation incorporated under the laws of the Province of Ontario (the “Company”);

-and-

SKYLINE CHAMPION CORPORATION, a corporation incorporated under the laws of Indiana (the “Investor”);

WHEREAS the Company and the Investor have entered into a share subscription agreement dated August 14, 2023 (the “Subscription Agreement”) pursuant to which the Company has agreed to issue, and the Investor has agreed to purchase, 33,550,000 Shares and 27,450,000 New Preferred Shares (the “Purchased Shares”);

AND WHEREAS following the issuance and sale of the Purchased Shares to the Investor pursuant to the terms and conditions of the Subscription Agreement, the Investor will own 33,550,000 Shares and 27,450,000 New Preferred Shares, representing approximately 19.9% of the issued and outstanding Shares on a non-diluted basis (and assuming the conversion of all New Preferred Shares into Shares);

AND WHEREAS in consideration of the Investor’s agreement to complete the subscription pursuant to the Subscription Agreement, the Company has agreed to grant certain rights set out herein to the Investor on the terms and subject to the conditions set out herein;

NOW THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.

DEFINITIONS AND INTERPRETATION
a.
Definitions

In this Agreement, the following terms have the following meanings:

“Acquisition Proposal” means any bona fide written offer or proposal from an arm’s length Person or group of Persons made to the Company after the date hereof (i) relating to any direct or indirect sale or disposition (or any joint venture, alliance, lease, license, long-term supply agreement or other arrangement having the same economic effect as a sale or disposition), in a single transaction or a series of related transactions, including by way of a take-over bid, plan of arrangement, merger, amalgamation, consolidation, security exchange, business combination, reorganization, recapitalization, liquidation, dissolution, winding-up or similar transaction, of (A) more than 50% of the voting or equity securities of the Company or Triad (including securities convertible into or exercisable or exchangeable for voting or equity securities); or (B) more than 50% of the consolidated assets of the Company or Triad; (ii) that is not subject to a due diligence condition; (iii) that the Board determines in good faith, after receiving the advice of outside legal counsel, is reasonably capable of completion in accordance with its terms, taking into account all financial, legal, regulatory and other aspects of such proposal and the Person(s) making such proposal; and (iv) in respect of which the Board determines in good faith, after receiving the advice of outside legal counsel and after taking into account all the terms and conditions of the Acquisition Proposal as set forth in the proposed definitive agreement with respect thereto, including all legal, financial, regulatory and other aspects of such Acquisition Proposal would, if consummated in accordance with its terms, be in the best interests of the Company;

“Acquisition Proposal Notice” has the meaning set out in Section 7.1(a)(i) hereto;

“Act” means the Business Corporations Act (Ontario);

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided that, for purposes of this Agreement, the Company and its Subsidiaries shall not be considered Affiliates of the Investor and its Affiliates and the Investor and its Affiliates shall not be considered Affiliates of the Company and its Subsidiaries;

“Affiliated Transferee” means any Affiliate of the Investor or any successor entity to an Investor or its Affiliates that hold Shares or New Preferred Shares by virtue of a Transfer of Shares or New Preferred Shares from the Investor in compliance with the terms of this Agreement;

“Applicable Securities Laws” means Canadian Securities Laws and U.S. Securities Laws;

“At-the-Market Distribution” means a distribution of Shares pursuant to an at-the-market program implemented by the Company pursuant to National Instrument 44-102 – Shelf Distributions;

“Board” means the board of directors of the Company, as may be constituted from time to time;

“Bought Deal” means an Underwritten Offering made on a “bought deal” basis in one or more of the Qualifying Jurisdictions pursuant to which an underwriter has committed to purchase securities of the Company in a “bought deal” letter prior to the filing of a Prospectus in respect of the Distribution under Canadian Securities Laws;

“Business Day” means any day, other than: (a) a Saturday, Sunday or statutory holiday in Toronto, Ontario or New York City, New York; or (b) a day on which banks are generally closed in Toronto, Ontario or New York City, New York;

“Canadian Registration” means the qualification under Canadian Securities Laws of the Distribution of Registrable Shares, as a secondary offering, to the public in any or all of the provinces of Canada pursuant to a Canadian Prospectus;

“Canadian Securities Laws” means the securities legislation in each of the provinces of Canada, including all rules, regulations, instruments, policies, notices, published policy statements and blanket orders thereunder or issued by one or more of the Canadian Securities Regulatory Authorities;

“Canadian Securities Regulatory Authorities” means, collectively, the securities regulatory authorities in each of the Qualifying Jurisdictions;

“Captive FinanceCo” means [●], the captive finance company formed by the Company and the Investor concurrent with the execution of this Agreement;

“Company” has the meaning set out in the preamble to this Agreement;

“Competitor” means any entity primarily engaged, directly or indirectly, in the factory-built housing industry in the United States and who would reasonably be expected to compete with the Investor, provided that the Company and its Affiliates will not in any event be deemed a Competitor;

“Conditions” has the meaning set out in Section 2.1(a) hereto;

“Confidential Information” means:

i.
all information, in whatever form communicated or maintained, whether orally, in writing, electronically, in computer readable form or otherwise, whether concerning or relating to the Company, its Subsidiaries, the Captive FinanceCo or its and their respective officers and employees (whether prepared by the Company or on behalf of the Company or otherwise) that is furnished to the Investor or its Representatives by or on behalf of the Company at any time, whether before, upon or after the execution of this Agreement, including, without limitation, information relating to the businesses, affairs, financial conditions, assets, liabilities, operations, prospects or activities of the Company and its Subsidiaries, and specifically includes, without limitation, financial information, budgets, forecasts, environmental reports, evaluations, legal opinions, identities of customers, suppliers and other contractual parties, and any information provided to the Company by third parties under circumstances in which the Company has an obligation to protect the confidentiality of such information;
ii.
all plans, proposals, reports, analyses, notes, studies, forecasts, compilations or other information, in any form, that are based on, contain or reflect any information of the nature described in paragraphs (a) of this definition, regardless of the identity of the Person preparing the same (“Notes”);

provided that “Confidential Information” does not include any information that:

(w) is developed independently by the Investor or its Representatives without reference to any Confidential Information;

(x) is at the time of disclosure to the Investor or thereafter becomes generally available to the public, other than as a result of a disclosure by the Investor or any of its Representatives in breach of Section 7.3;

(y) is or was received by the Investor on a non-confidential basis from a source other than the Company if such source is not, to the Investor’s knowledge, prohibited from disclosing the information to the Investor by a confidentiality agreement with, or a contractual, fiduciary or other legal obligation to, the Company or its Subsidiaries; or

(z) was known by the Investor prior to disclosure under this Agreement if the Investor was not subject to any contractual, fiduciary or other legal confidentiality obligation in respect of such information;

“control” or “controlled” has the meaning set out in the definition of “Affiliate” hereunder;

“Convertible Securities” means securities convertible into or exercisable or exchangeable for Shares or giving the right to acquire Shares or receive Shares in connection with the settlement thereof;

“Director” means a director on the Board and “Directors” means all of the directors on the Board;

“Directors Election Meeting” means any annual meeting or special meeting of shareholders of the Company at which, or any solicitation of shareholders of the Company to approve a shareholder resolution in connection with which, Directors are to be elected to the Board;

“Distribution” means any distribution or issuance by the Company or its Subsidiaries of Shares and/or Convertible Securities pursuant to a public offering or a private placement, other than any Exempt Distribution;

“Distribution Expenses” means, other than Selling Expenses and any fees and expenses of the Investor’s external legal counsel, all expenses incurred in connection with a Piggy-Back Registration, including: (i) applicable registration listing and filing fees; (ii) fees and expenses of compliance with applicable securities laws; (iii) printing and copying expenses; (iv) messenger and delivery expenses; (v) expenses incurred in connection with any road show and marketing activities; (vi) fees and disbursements of counsel to the Company; (vii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “comfort” letter) and fees and expenses of any other special experts retained by the Company; (viii) translation expenses; and (ix) any other fees and disbursements of underwriters customarily paid by issuers or sellers of securities;

“Exempt Distribution” means the issuance of Shares or Convertible Securities in any of the following circumstances: (i) in respect of the issuance or exercise of Convertible Securities issued to directors or employees of the Company under the Company’s ordinary course security-based compensation arrangements; (ii) in respect of the exercise, conversion, settlement, exchange of, or satisfaction of obligations in connection with, any issued and outstanding Convertible Securities on the date hereof in accordance with the terms thereof; (iii) in connection with a subdivision of then-outstanding Shares into a greater number of Shares, on a proportionate basis to all Shareholders; (iv) upon the exercise, conversion, settlement or exchange of, or satisfaction of obligations in connection with, any Convertible Securities in respect of which the applicable Investor did not exercise, failed to exercise, or waived its rights under Section 3.1(a) or which was issued in a transaction that would otherwise constitute an Exempt Distribution, in each case in accordance with the terms thereof; (v) in connection with the exercise, conversion, settlement or exchange of, or satisfaction of obligations in connection with, the New Preferred Shares and any other Convertible Security held by the Investor in accordance with the terms thereof where such Convertible Securities were issued pursuant to the Pre-Emptive Right in accordance with Section 3.1; (vi) pursuant to a shareholders’ rights plan of the Company, if any; (vii) in respect of issuances to participants in a distribution reinvestment or similar plan of the Company, if any; (viii) to any wholly owned Subsidiary of the Company; (ix) Shares or Convertible Securities issued in connection with any direct or indirect acquisitions or business combination transactions involving the Company or its Subsidiaries as consideration to the former shareholders or sellers of the acquired business or to the management of the acquired business (but not including any equity financing undertaken for the purpose of funding any cash consideration payable in connection with any such acquisition); and (x) in connection with any At-the-Market Distribution;

“Exercise Notice” has the meaning set out in Section 3.1(d) hereto;

“Exercise Notice Period” has the meaning set out in Section 3.1(d) hereto;

“Indemnified Party” has the meaning set out in Section 4.5(a) hereto;

“Indemnifying Party” has the meaning set out in Section 4.5(a) hereto;

"Investor” has the meaning set out in the preamble to this Agreement;

“Investor Nominee” has the meaning set out in Section 2.1(a) hereto;

“Law” means any and all federal, provincial, territorial, state, regional, national, foreign, local, municipal or other laws, statutes, acts, treaties, constitutions, principles of common law, resolutions, ordinances, proclamations, directives, codes, edicts, Orders, rules, regulations, rulings or requirements or other legally binding directives or guidance issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, including securities laws, policies and notices enacted by to the Securities Regulators and stock exchange rules;

“Legacy Subsidiaries” means the following Subsidiaries of the Company: [Redacted];

"Market Price" means, in respect of any date, the "market price" of the Shares as determined in respect of such date pursuant to the TSX Company Manual, or if the Shares are not traded on the TSX at the relevant time, the closing price of the Shares on the trading day(s) immediately prior to such date on such other exchange or marketplace as such shares are then traded (or at the "Market Price" otherwise determined pursuant to the rules of such other exchange or marketplace, if different);

“Matching Period” has the meaning set out in Section 7.1(a)(iii) hereto;

“Matching Proposal” means an Acquisition Proposal made by the Investor or any of its Affiliates to the Company in response to a Triggering Proposal that the Board determines, in good faith after receiving advice from outside legal counsel, and after taking into account all of the terms and conditions of the Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Acquisition Proposal, that such Acquisition Proposal would, if consummated in accordance with its terms, result in a transaction that is no less favourable to the Company (including to the holders of Shares) than the Triggering Proposal;

“New Preferred Shares” means the Mandatory Convertible Preferred Shares, Series E in the capital of the Company;

“Nomination Letter” has the meaning set out in Section 2.2(b) hereto;

“Nominee” or “Nominees” means the nominee and nominees that are proposed for election as Directors by the Company and included in a management information circular of the Company relating to the election of Directors at a Directors Election Meeting or any other individual that the Investor is entitled to replace as a Director or has otherwise nominated as a Director in accordance with the terms of this Agreement;

“Notice” has the meaning set out in Section 9.9 hereto;

“Over-Allotment Option” means an over-allotment option or similar option granted to one or more underwriters in connection with an Underwritten Offering;

“Ownership Percentage” means, at any time, the percentage of Shares beneficially owned or over which the Investor and its Affiliates exercise control or direction on a non-diluted basis, which shall be calculated by dividing (y) the number of Shares the Investor and its Affiliates own or exercise control or direction over, by (z) the total number of Shares issued and outstanding at such time (in each case, assuming the conversion of all New Preferred Shares into Shares as of the relevant date for determination);

“Party” or “Parties” means one or more of the parties to this Agreement;

“Permitted Distribution” means quarterly dividends of the Company not in excess of $0.01 per Share and $0.4960625 per Cumulative 5-Year Minimum Rate Reset Preferred Shares, Series C in the capital of the Company and dividends on the New Preferred Shares;

“Person” means and includes any individual, corporation, limited partnership, general partnership, limited liability partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, pension fund, business trust or other organization, whether or not a legal entity;

“Piggy-Back Notice” has the meaning set out in Section 4.1(a) hereto;

“Piggy-Back Registration” has the meaning set out in Section 4.1(b) hereto;

“Piggy-Back Request” has the meaning set out in Section 4.1(b) hereto;

“Piggy-Back Shares” has the meaning set out in Section 4.1(b) hereto;

“Plan” has the meaning set out in Section 6.1(a)(iv) hereto;

“Pre-Emptive Right” has the meaning set out in Section 3.1(a) hereto;

“Pre-Emptive Right Securities” means Shares and any Convertible Securities;

“Proposal” has the meaning set out in Section 6.1(c)(ii) hereto;

“Prospectus” means a “preliminary prospectus” and/or a “prospectus” as those terms are used in Canadian Securities Laws (including, for greater certainty, a Shelf Prospectus), including all amendments and supplements thereto;

“Purchased Shares” has the meaning set out in the preamble to this Agreement;

“Qualifying Jurisdictions”means all of the provinces of Canada;

“Registrable Shares” means the Purchased Shares and any other Shares that are issued to the Investor and its Affiliated Transferees by the Company pursuant to Article 3; provided that any such Shares shall cease to be Registrable Shares if (i) they have been registered pursuant to an effective U.S. Registration Statement, (ii) they have been transferred by the Investor to any person that is not an Affiliated Transferee of the Investor, (iii) they may be sold pursuant to Rule 144 under the U.S. Securities Act without limitation thereunder on volume or manner of sale, (iv) they have been sold to the public pursuant to Rule 144 under the U.S. Securities Act, or (v) they have ceased to be outstanding;

“Representatives” means the agents, directors, trustees, officers, employees, representatives, consultants and advisers of the Investor;

“Restricted Period” means the period beginning on the date of this Agreement and ending on and including the day that is two years thereafter;

“Right to Match” has the meaning set out in Section 7.1(a)(iv) hereto;

“SEC” means the United States Securities and Exchange Commission;

“Selling Expenses” means any and all underwriting or agents’ fees, discounts and commissions and transfer taxes, if any, attributable to a sale of Shares in connection with a Piggy-Back Registration;

“Selling Shareholders” has the meaning set out in Schedule B;

“Shareholders” means any Person that is a registered holder or beneficial owner of Shares and, where the context permits, upon the death of a Shareholder who is an individual, means such Shareholder’s personal legal representatives;

“Shareholder Information” has the meaning set out in Section 4.3 hereto;

“Shares” means common shares in the capital of the Company;

“Shelf Prospectus” means a Prospectus used to qualify a Distribution of securities in Canada on a delayed or continuous basis, pursuant to National Instrument 44-102– Shelf Distributions of the Canadian Securities Regulatory Authorities, or any successor to that instrument;

“Subscription Agreement” has the meaning set out in the preamble to this Agreement;

“Subsequent Offering” has the meaning set out in Section 3.1(a) hereto;

“Subsequent Offering Notice” has the meaning set out in Section 3.1(c) hereto;

“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; (b) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes;

“Tax” or “Taxes” mean all taxes, imposts, levies, duties, deductions, withholdings (including backup withholding), assessments, fees or other like assessments or charges, in each case in the nature of a tax, imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts;

“Third Party” means any Person other than the Investor, any Affiliate of the Investor or any Person acting jointly or in concert with them;

“Transfer” has the meaning set out in Section 5.1(a)(i) hereto, and the words “Transferred” and “Transferring” have corresponding meanings;

“Triad” means Triad Financial Services, Inc.

“Triggering Proposal” has the meaning set out in Section 7.1(a) hereto;

“TSX” means the Toronto Stock Exchange;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“U.S. Prospectus” means (i) the prospectus included in any U.S. Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective U.S. Registration Statement in reliance upon Rule 430A promulgated under the U.S. Securities Act), as amended or supplemented by any prospectus supplement, relating to Registrable Shares, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus; and (ii) any Issuer Free Writing Prospectus;

“U.S. Registration” means a registration under the U.S. Securities Act of the offer and sale to the public of any Registrable Shares under a U.S. Registration Statement;

“U.S. Registration Statement” means any registration statement of the Company filed with the SEC under the U.S. Securities Act which covers any of the Registrable Shares, including any U.S. Prospectus, U.S. Shelf Registration Statement, amendments and supplements to such U.S. Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such U.S. Registration Statement;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“U.S. Securities Laws” means all U.S. federal and state securities laws, including the U.S. Exchange Act and the U.S. Securities Act;

“U.S. Shelf Registration Statement” means a U.S. Registration Statement on Form S-3 or Form

F-3 (or any successor form or other appropriate form under the U.S. Securities Act) filed with the SEC for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the U.S. Securities Act covering Registrable Shares; provided, that to the extent the Company is a WKSI, a “U.S. Shelf Registration Statement” shall be deemed to refer to an automatic shelf registration statement (as defined in Rule 405 under the U.S. Securities Act) on Form S-3 or Form F-3;

“Underwritten Offering” means the sale of securities of the Company to an underwriter in connection with a Distribution; and

“WKSI” means a well-known seasoned issuer as defined in Rule 405 under the U.S. Securities Act.

b.
Rules of Construction

Unless the context otherwise requires, in this Agreement:

i.
“Agreement”, “this Agreement”, “the Agreement”, “hereto”, “hereof”, “herein”, “hereby”, “hereunder” and similar expressions mean or refer to this Agreement, as amended, supplemented or amended and restated from time to time, including the Schedules attached hereto or to any amendment to this Agreement, and any agreement or instrument supplemental hereto, and unless otherwise expressly stated herein, the expressions “Article”, “Section” and “Schedule” followed by a number or a letter mean and refer to the specified Article, Section or Schedule of this Agreement;
ii.
the division of this Agreement into Articles, Sections, subsections and clauses and the insertion of headings and a table of contents are provided for convenience of reference only and shall not affect the construction or interpretation thereof and all references to designated Articles, Sections or other subdivisions or to Schedules, are references to Articles, Sections or other subdivisions or to Schedules of this Agreement;

iii.
words importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders;
iv.
the words “includes” and “including”, when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;
v.
if any date on which any action is required to be taken under this Agreement is not a Business Day, such action will be required to be taken on the next succeeding Business Day;
vi.
reference to any statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time, including every regulation made pursuant thereto, all amendments to the statute or to any such regulation in force from time to time, and any statute or regulation which supplements or supersedes such statute or any such regulation;
vii.
“Dollar” or “$”, in respect of all amounts referred to in this Agreement and all references to currency in this Agreement, unless otherwise expressly stated, shall mean Canadian dollars; and
viii.
any reference to the Investor includes, where the context permits, all Affiliated Transferee of the Investor and any successor thereto resulting from any reorganization of or including the Investor or Affiliated Transferee or any continuance under the laws of another jurisdiction, in each case so long as such transaction is made in compliance with the terms of this Agreement.
c.
Accounting Principles

Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the Parties, be made in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, applied on a consistent basis.

2.

BOARD of directors
a.
Board of Directors Nominee
i.
For so long as the Ownership Percentage is at least 10% (provided that if the Ownership Percentage drops below 10% due to any Dilutive Issuance, the Ownership Percentage will be deemed not to be below the 10% threshold for purposes of this Section 2.1 prior to the expiry of the Investor’s right to exercise any applicable Top-Up Right in respect of such Dilutive Issuance), (a) the Investor shall be entitled to designate one nominee for election or appointment to the Board (an “Investor Nominee”) and the Company and the Board shall take all necessary corporate action, to the fullest extent permitted by applicable law, to effect the appointment of the Investor Nominee to fill any available vacancies or nominate such Investor Nominee for election, and (b) the size of the Board shall not be increased to more than seven (7) Directors on the Board without the consent of the Investor. The Investor Nominee must meet the qualification requirements to serve as a Director under applicable law, including the Act (provided that the Investor Nominee need not be a resident of Canada), and the rules of any stock exchange on which the Shares are then listed (the “Conditions”).
ii.
The Parties acknowledge that the initial Investor Nominee is Mark Yost and that, as of the date hereof, Mark Yost has been appointed to the Board.
iii.
In the event that the Investor is not entitled to nominate an Investor Nominee in accordance with this Section2.1 because the Ownership Percentage is less than 10%, the Investor shall notify the Company promptly thereof and (i) upon the written request of the Company, use reasonable good faith efforts to cause the Investor Nominee to forthwith resign from the Board; and (ii) if no such request is made, the Investor Nominee shall continue until his, her or their term expires at the next Directors Election Meeting or, if earlier, they otherwise resign or cease to be qualified to act as a Director.
iv.
In the event that the Investor has not designated an Investor Nominee, then the Investor shall have the right but not the obligation, at any time, to designate an Investor Nominee, in which case, the Company and the Board shall take all necessary corporate action, to the fullest extent permitted by applicable law, to promptly (i) enable the Investor to designate and effect the election or appointment of such Investor Nominee; and (ii) appoint such Investor Nominee to fill any available vacancies, or to the extent not so permitted, nominate such Investor Nominee for election as a Director at the next Directors Election Meeting in accordance with Section 2.2.
v.
The Company agrees that the Investor Nominee is permitted to and may provide Confidential Information to the Investor, provided that the provision of such Confidential Information is: (i) provided subject to and in accordance with the terms of this Agreement and any confidentiality agreement(s) or obligations in effect between the Company and the Investor and/or its Affiliates and/or the Company and the Investor Nominee, as applicable, (ii) not in breach of, or would not reasonably be expected to result in a breach of, such Investor Nominee’s fiduciary duties to the Company and its shareholders, (iii) provided in the “necessary course of business” (as defined under applicable law, including applicable stock exchange rules) of the Company, and (iv) not in respect of any matter, contract, transaction or arrangement in respect of which the Investor Nominee has an interest required to be disclosed to the Company under the Act or that would be required to be disclosed to the Company under the Act if the Investor Nominee was a director or officer of the Investor or one of its Affiliates.
b.
Board Nomination Procedure
i.
The Company shall notify the Investor of its intention to hold a Directors Election Meeting immediately upon determining the date of such meeting and shall provide the Investor with such documentation requesting such information regarding the Investor Nominee as required for purposes of completing the Company’s management information circular.
ii.
At least 45 days and no more than 60 days before each Directors Election Meeting, the Investor will deliver to the Company (c/o the Compensation and Corporate Governance Committee) in writing the name of the Investor Nominee together with the information regarding such Investor Nominee that the Company is required by applicable law to include in a management information circular of the Company to be sent to shareholders of the

Company in respect of such Directors Election Meeting and such other information, including a biography of such Investor Nominee, that is consistent with the information the Company intends to publish about management Nominees as Directors of the Company in such management information circular, as reasonably requested by the Company (the “Nomination Letter”).
iii.
If the Investor fails to deliver a Nomination Letter to the Company at least 45 days before the Directors Election Meeting, the Investor shall be deemed to have designated the same Investor Nominee that serves as the Investor’s nominated Director at such time, subject to such individual satisfying the Conditions for re-appointment to the Board, or, if no Investor Nominee serves on the Board at such time, the Company shall be entitled to nominate a Director for election. Nothing in this Section 2.2(c) shall extinguish the rights of any Investor provided for in Section 2.1(d).
iv.
Notwithstanding anything to the contrary in this Agreement, each Investor Nominee of the Investor shall, at all times while serving on the Board, meet the Conditions. No Nominee may be a Person who has been convicted of a felony or a Person who is not acceptable to any stock exchange on which the Shares are then listed or any securities regulatory authority having jurisdiction over the Company.
v.
The Investor Nominee of the Investor shall be nominated by or at the direction of the Board or an authorized officer of the Company, including pursuant to a notice of meeting, to stand for election to the Board at the Directors Election Meeting. The Company agrees, to the fullest extent permitted by applicable law, to include the Investor Nominee designated pursuant to Section 2.1 in the slate of Nominees that are proposed for election as Directors by the Company, to include such Investor Nominee in a management information circular of the Company relating to the election of Directors at a Directors Election Meeting, to support the Investor Nominee for election in a manner no less rigorous and favourable in which the Company supports its other Nominees and to recommend the Investor Nominee to be elected as a Director as provided herein and agrees to use its commercially reasonable efforts to solicit proxies and otherwise cause the election of such Investor Nominee to the Board.
c.
Resignation, Death, Incapacity or Disqualification of Director

In the event of the resignation, death or incapacity of an Investor Nominee that is serving on the Board, or any replacement thereof appointed as aDirector pursuant to this Section 2.3, or in the event that such Investor Nominee ceases to satisfy any of the Conditions, the Investor shall be entitled to designate an individual satisfying each of the Conditions to replace such Investor Nominee to serve on the Board by delivery by the Investor of a written notice to the Company within 45 days after such Investor Nominee resigns, dies or becomes incapacitated, or ceases to satisfy any of the Conditions, as applicable, and to the extent permitted by applicable law and the Company’s constating documents or other organizational documents, the Board shall promptly appoint such individual as a Director, or to the extent not so permitted, nominate such individual for election as a Director at the next Directors Election Meeting in accordance with Section 2.2.

d.
Director Compensation

The Investor Nominee shall be compensated for his or her service on the Board and any Committees of the Board and reimbursed for expenses related to such service consistent with the Company’s policies for Director compensation and reimbursement.

e.
Governance Policies

The Investor acknowledges that the Investor Nominee will be required to comply with all governance policies of the Company that are applicable to members of the Board, including the Company’s majority voting policy and share ownership guidelines.

f.
Directors’ and Officers’ Liability Insurance and Indemnification

The Company has obtained from financially sound and reputable insurers, Directors’ and officers’ liability insurance in an amount and on terms and conditions satisfactory to the Board and shall use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board determines that such insurance should be discontinued (which, for certainty, shall not be prior to the termination of this Agreement in accordance with its terms). The Investor Nominee shall be entitled to enter into an indemnity agreement with the Company in substantially the form of agreement entered into by current members of the Board, as such form may be amended from time to time.

g.
Board Committees

Subject to applicable law, including applicable stock exchange rules, for so long as an Investor Nominee serves on the Board, the Investor Nominee shall be a member of the Credit and Risk Committee of the Board.

h.
Investor Support

During the Restricted Period, the Investor shall, and shall cause its Affiliated Transferees to (a) vote any Shares and New Preferred Shares beneficially owned, or over which control or direction is exercised, by the Investor or its Affiliated Transferees in favour of or abstain from voting on (i) any resolution seeking the election of the Company’s Nominees at a Directors Election Meeting; (ii) any resolution seeking the appointment of the Company’s independent auditor at a meeting of shareholders of the Company; and (iii) any advisory resolution with respect to the Company’s approach to executive compensation; and (b) vote any Shares and New Preferred Shares beneficially owned, or over which control or direction is exercised by the Investor or its Affiliated Transferees against, abstain from voting or withhold from voting on (i) any nominee for election to the Board who is not a nominee proposed by the Company; or (ii) any resolution to remove any Director from the Board; provided, however, that the Investor shall not be under any obligation to vote in the same manner as recommended by the Board or in any other manner, other than in the Investor’s sole discretion, with respect to any other matter, including without limitation the approval (or non-approval) or adoption (or non-adoption) of, or other proposal directly related to, any arrangement, merger or other business combination transaction involving the Company, the sale of all or substantially all of the assets of the Company or any other change of control transaction involving the Company.

i.
Matters Requiring Unanimous Board Approval
i.
During the Restricted Period, the Company shall not (either directly or indirectly through a Subsidiary of the Company) take any of the following actions without the unanimous approval of the Board:
1.
market the sale of any equity interests of Triad or any sale of any material assets thereof, other than sales of assets of Triad in the ordinary course, consistent with past practice;
2.
acquire (by merger, consolidation, acquisition of shares or assets (not including capital expenditures) or otherwise), directly or indirectly, in one transaction or in a series of related transactions, any other Person, or any assets, securities, properties, interests or businesses, other than in the ordinary course, consistent with past practice;

3.
except as set forth on Schedule A attached hereto, dispose of (by merger, consolidation, disposition of shares or assets or otherwise) directly or indirectly, in one transaction or in a series of related transactions, any equity interests or assets of the Company or any Subsidiary of the Company other than (A) in the ordinary course, consistent with past practice or (B) a disposition of any equity interests or assets of Triad pursuant to an Acquisition Proposal to which Section 7.1 applies; and
4.
declare, set aside or pay any dividend or other distribution in cash with respect to any class of securities (which, for greater certainty, does not include payments made in accordance with the terms of the Convertible Securities in existence as of the date hereof or dividends or other distributions by the Company’s wholly-owned Subsidiaries) that is not a Permitted Distribution.
ii.
Notwithstanding anything to the contrary contained herein, references to any act of the Board being unanimous of requiring unanimity excludes, as applicable, any Director who has actual or potential conflicts of interest in connection with the matter and abstains from voting on any resolution, approval or recommendation in connection with such matter.
3.

PRE-EMPTIVE RIGHTand Top-Up Right
a.
Pre-Emptive Right
i.
During the Restricted Period, subject to applicable laws and the receipt of all required regulatory and other approvals (including the approvals of each stock exchange on which the Shares or Convertible Securities are listed) in the event of any Distribution of Pre-Emptive Right Securities (a “Subsequent Offering”),the Investor shall have the right but not the obligation (the “Pre-Emptive Right”), exercisable in accordance with this Section 3.1, to subscribe, at the subscription price per Pre-Emptive Right Security offered pursuant to the Subsequent Offering and otherwise on substantially the terms and conditions of Subsequent Offering:
1.
in the case of a Subsequent Offering of Shares, such number of Shares that would result in the Investor maintaining the same Ownership Percentage as it held immediately prior to such Subsequent Offering of Shares (subject to Section 3.3); or
2.
in the case of a Subsequent Offering of Convertible Securities, such number of Convertible Securities that would (assuming the conversion, exercise or exchange of all the Convertible Securities issued in connection with such Distribution, including the Convertible Securities issued pursuant to this Section 3.1) result in the Investor maintaining the same Ownership Percentage as it held immediately prior to such Subsequent Offering of Convertible Securities (subject to Section 3.3), in each case, for greater certainty, after giving effect to any Pre-Emptive Securities acquired by the Investor or any Affiliate thereof pursuant to the Subsequent Offering, other than pursuant to the exercise of the Pre-Emptive Right, if applicable.

ii.
Pre-Emptive Right Securities will be offered by way of a separate private placement to the Investor to be completed in accordance with Section

3.1(f), unless the Company and the Investor agree that the Investor will participate directly in the Subsequent Offering.
iii.
At least five Business Days prior to the public announcement of the Subsequent Offering (or, in the case of a Subsequent Offering that is a Bought Deal, at least two Business Days), the Company shall deliver to the Investor a notice in writing (the “Subsequent Offering Notice”) setting out (i) the number of Pre-Emptive Securities proposed to be issued; (ii) the material terms and conditions of any Convertible Securities proposed to be issued and any other terms and conditions of such Subsequent Offering; (iii) to the extent known, the subscription price per Pre-Emptive Security proposed to be issued by the Company under such Subsequent Offering; and (iv) the proposed closing date for the issuance of Shares or Convertible Securities to the Investor, assuming exercise of the Pre-Emptive Right by the Investor. In the case of a Subsequent Offering that relates to the exercise of an Over-Allotment Option, the Company shall provide the Subsequent Offering Notice as soon as practicable following the exercise of the Over-Allotment Option.
iv.
If the Investor wishes to exercise the Pre-Emptive Right in respect of a particular Subsequent Offering, the Investor shall give written notice to the Company (the “Exercise Notice”) of the exercise of such right and of the number of Shares or Convertible Securities, as applicable, that the Investor wishes to purchase within three Business Days after the date upon which the Subsequent Offering Notice is received by the Investor (or, in the case of a Subsequent Offering that is a Bought Deal, 24 hours) (the “Exercise Notice Period”), provided that if the Investor does not so provide such Exercise Notice prior to the expiration of the Exercise Notice Period, the Investor will not be entitled to exercise the Pre-Emptive Right in respect of such Subsequent Offering. Any Exercise Notice delivered by the Investor shall set forth the aggregate number of each class of securities of the Company beneficially owned, or over which the Investor or any Affiliate thereof exercise control or direction (or any combination thereof), directly or indirectly, as of the date of such Exercise Notice.
v.
If the Company receives a valid Exercise Notice from the Investor within the Exercise Notice Period, then the Company shall, subject to the receipt of all required regulatory and other approvals (including the approvals of each stock exchange on which the Shares or Convertible Securities are listed) on terms and conditions satisfactory to the Company, acting reasonably, which approvals the Company shall use commercially reasonable efforts to obtain (other than any shareholder approvals which the Company shall not under any circumstances be required or obliged to obtain), and subject to compliance with applicable laws, issue to the Investor against payment of the subscription price payable in respect thereof, that number of Pre-Emptive Right Securities set forth in the Exercise Notice.
vi.
The closing of the exercise of the Pre-Emptive Right will take place on the closing date set out in the Subsequent Offering Notice, which shall be, to the extent practicable, concurrent with the related issuance pursuant to the Subsequent Offering and, if not practicable, as soon as practicable thereafter. If the closing of the exercise of the Pre-Emptive Right has not been completed by the 90thday following the receipt of the Subsequent Offering Notice (or such earlier or later date as the Parties may agree), provided that the Company has used its commercially reasonable efforts to obtain all required regulatory and other approvals (other than any shareholder approvals, which the Company shall not under any circumstances be required or obliged to obtain), then the Investor may choose to withdraw its Exercise Notice, in which case the Company will have no obligation to issue any Shares or Convertible Securities, as applicable, to the Investor pursuant to such exercise of the Pre-Emptive Right.
vii.
If the Investor does not timely elect to exercise its Pre-Emptive Right in full, then the Company shall be free for a period of 90 days following the expiration of the Exercise Notice Period to sell the Shares or Convertible Securities, as applicable, subject to the Subsequent Offering Notice on terms and conditions not materially more favorable to the purchasers thereof; provided that any Shares or Convertible Securities offered or sold by the Company after such 90-day period, or any Shares or Convertible Securities offered or sold by the Company during such 90-day period on terms and conditions materially more favorable to the purchasers thereof than those offered to the Investor in the Subsequent Offering Notice, must, in either case, be reoffered to the Investor pursuant to this Section 3.1 as though it were a new Subsequent Offering.
b.
Top-Up Right
i.
Without limiting Section 3.1, the Company agrees that, for so long as the Ownership Percentage is at least 10% (provided that if the Ownership Percentage drops below 10% due to any Dilutive Issuance, the Ownership Percentage will be deemed not to be below the 10% threshold for purposes of this Section 3.2(a) prior to the expiry of the Investor’s right to exercise any applicable Top-Up Right in respect of such Dilutive Issuance), subject to the terms of this Section 3.2:
1.
the Investor shall have the right to subscribe for and to be issued in connection with the issuance of Shares pursuant to an Exempt Distribution (a "Dilutive Issuance") up to such number of Shares (the "Top-up Shares") that will allow the Investor to have an Ownership Percentage after giving effect to the Dilutive Issuances referenced in the Top-up Notice (as defined below) and the issuance of such Top-up Shares as it would have had without giving effect to such Dilutive Issuances (such right, the “Top-up Right”); and
2.
the Top-up Right shall be exercisable at any time following one or more Dilutive Issuances resulting in the reduction of the Ownership Percentage by 1.0% or more in the aggregate (the “Top-Up Threshold”).
ii.
Within 10 Business Days of the date on which one or more Dilutive Issuances occurs resulting in the Top-Up Threshold being exceeded, the Company shall deliver a written notice (a "Top-up Notice") to the Investor notifying the Investor that the Top-up Threshold has been exceeded and setting out: (i) the aggregate number of Shares issued in such Dilutive Issuances, (ii) the total number of issued and outstanding Shares following such Dilutive Issuances; and (iii) the total number of Top-Up Shares that the Investor is permitted to subscribe for pursuant to the Top-Up Right.

iii.
If the Investor wishes to exercise its Top-up Right after receipt of a Top-up Notice, the Investor shall deliver a written notice to the Company (a “Top-up Exercise Notice”) of its intention to exercise such Top-up Right and of the number of Shares that the Investor wishes to purchase, within three Business Days after the date upon which the Top-up Notice is received by the Investor (the “Top-Up Notice Period”). If the Investor fails to deliver a Top-Up Exercise Notice within the Top-Up Notice Period, then the Top-Up Right of the Investor in respect of the Dilutive Issuances referenced in the Top-Up Notice is extinguished. Any Top-Up Exercise Notice delivered by the Investor shall set forth the aggregate number of each class of securities of the Company beneficially owned, or over which the Investor and any Affiliates thereof exercise control or direction (or any combination thereof), directly or indirectly, as of the date of such Top-Up Exercise Notice.
iv.
If the Investor delivers such Top-up Exercise Notice in accordance with Section 3.2(c), then, subject to compliance with applicable Laws and the receipt of all required regulatory and other approvals (including the approvals of each stock exchange on which the Shares are then listed) on terms and conditions satisfactory to the Company, acting reasonably, which approvals the Company shall use commercially reasonable efforts to obtain (other than any shareholder approvals which the Company shall not under any circumstances be required or obliged to obtain), the Company shall promptly, and in any event within 30 days of the date on which the relevant Top-up Exercise Notice was delivered to the Company, issue to the Investor against payment of a subscription price per Top-Up Share equal to the Market Price calculated as at the date of the Top-Up Exercise Notice, the number of Top-up Shares that the Investor wishes to subscribe for pursuant to the Top-up Right, as specified in the Top-up Exercise Notice.
v.
If the Investor is restricted from trading in securities of the Company pursuant to Applicable Securities Laws or the Company’s insider trading policy for the duration of any Top-Up Notice Period, the relevant exercise period shall be extended until the second Business Day following the termination of such restriction.
c.
Limitation on Pre-Emptive Right and Top-Up Right.

Notwithstanding anything to the contrary in this Agreement, unless the Company has obtained any approval of its shareholders required under applicable law or stock exchange rules, including the rules of the TSX (which the Company shall not under any circumstances be required or obliged to obtain), the Company will not be obligated to issue any portion of Shares or Convertible Securities pursuant to the exercise of the Pre-Emptive Right or Top-Up Right as would result in the Investor, together with any of its Affiliates or other Persons acting jointly or in concert with the Investor, beneficially owning or exercising control or direction over more than 19.9% of the issued and outstanding Shares.

4.

REGISTRATION RIGHTS
a.
Piggy-Back Registration Rights
i.
If, following expiry of the Restricted Period, the Company proposes to file a U.S. Registration Statement in the United States with respect to any Shares (other than pursuant to a U.S. Registration Statement (i) on Form S-4, Form F-4, Form F-10 (to the extent such U.S. Registration Statement on Form F-10 is filed in connection with an exchange offer or business combination) or any successor or similar form to such forms under the U.S. Securities Act, (ii) on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement) or any successor or similar form to such forms under the U.S. Securities Act, (iii) filed in connection with any dividend reinvestment or similar plan or (iv) filed in connection with an offering of debt that is convertible into Shares) or a Prospectus in Canada the Company will give the Investor written notice thereof as soon as practicable (and in any event no less than three Business Days if the Distribution is not to be effected as a Bought Deal) before the anticipated filing date of such U.S. Registration Statement or Prospectus, as applicable (or, in the case of a Bought Deal, no less than one Business Day prior to the launch or pricing thereof, respectively) (the “Piggy-Back Notice”) provided that at such time, the Ownership Percentage is not less than 10%.
ii.
The Investor shall be entitled, by notice in writing (the “Piggy-Back Request”) delivered within two Business Days after receipt of the Piggy-Back Notice (provided that, if the appliable Distribution is effected as a Bought Deal, the Investor shall respond within 24 hours), to request that the Company cause any or all of the Registrable Shares to be included in such U.S. Registration Statement or Prospectus (such registration being hereinafter referred to as a “Piggy-Back Registration”) in accordance with the procedures set forth in Schedule B. The Investor shall specify in the Piggy-Back Request the number of Registrable Shares which the Investor desires to offer and sell (the “Piggy-Back Shares”).
iii.
Notwithstanding the foregoing, the Company shall not be required to include the Piggy-Back Shares in any Piggy-Back Registration if the Company is advised by its lead underwriter or underwriters that the inclusion of all of the Piggy-Back Shares may have an adverse effect on the Distribution or sales price of the securities being offered by the Company pursuant to such Piggy-Back Registration, in which case the maximum number of Shares that the lead underwriter or underwriters advise should be included in the Piggy-Back Registration will be allocated as follows: (x) first, to the number of Shares that the Company proposed to Distribute; and (y) second, to the number of Piggy-Back Shares, if any, that may be included in such Piggy-Back Registration, subject to not exceeding such maximum number of Shares.
iv.
With respect to (i) a Canadian Registration, the Company may, at any time prior to the issuance of a receipt for a final Prospectus or filing of any Prospectus supplement in connection with a Piggy-back Registration; and (ii) a U.S. Registration, the Company may, at any time prior to the filing of any U.S. Registration Statement (or, in the case of “take-down” off of a U.S. Shelf Registration Statement, prior to the pricing thereof), in each case, at its sole discretion and without the consent of the Investor, withdraw such Prospectus and/or U.S. Registration Statement and abandon or delay the proposed Distribution in which the Investor has requested to participate pursuant to the Piggy-Back Request. The Investor shall have the right to withdraw all or part of its request for inclusion of its Registrable Shares in a Piggy-Back Registration by giving written notice to the Company of its request to withdraw prior to the time periods referred to in the immediately preceding sentence.

b.
Registration Expenses
i.
All Distribution Expenses incurred in respect of a Piggy-Back Registration shall be borne by the Company. The Investor will bear the fees and expenses of its external legal counsel.
ii.
All Selling Expenses in respect of a Piggy-Back Registration will be borne by the Investor and the Company in proportion to the number of Shares sold by each relative to the total number of Shares sold pursuant to the U.S. Registration Statement or Prospectus in respect of the Piggy-Back Registration.
c.
Rights and Obligations of the Investor

The Investor will furnish to the Company such information and execute such documents regarding the Registrable Shares and the intended method of disposition thereof as the Company may reasonably require in order to permit participation by the Investor under a Piggy-Back Registration. If an Underwritten Offering is contemplated, the Investor shall execute an underwriting agreement or agency agreement containing customary representations, warranties and indemnities (and contribution covenants) relating only to written information furnished by or on behalf of the Investor expressly for use in connection with such U.S. Registration Statement or Prospectus (the “Shareholder Information”) for the benefit of the Company and the underwriters; provided that the obligation to indemnify shall be limited to the gross proceeds received by the Investor from the sale of Registrable Shares pursuant to such Piggy-Back Registration and will apply only to any misrepresentations or omissions of material facts in relation to the Shareholder Information, and shall otherwise be in accordance with Section 4.4 hereof. The Investor shall notify the Company immediately upon the discovery of, or the occurrence of any event as a result of which the U.S. Registration Statement or Prospectus includes, an untrue statement of a material fact with respect to the Investor, in its capacity as selling securityholder, or omits to state a material fact with respect to the Investor, in its capacity as selling securityholder, required to be stated therein or necessary to make the statements therein with respect to the Investor, in its capacity as selling securityholder, not misleading in light of the circumstances under which they are made.

d.
Indemnification
i.
In connection with any Piggy-Back Registration, the Company will indemnify and hold harmless, to the fullest extent permitted by law, the Investor and its directors, officers, employees, advisors, agents and representatives from and against all losses, claims, suits, investigations, proceedings, actions, damages and liabilities, including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims, commenced or threatened, and any and all reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and expenses of external counsel of the Investor that may be reasonably incurred in investigating, preparing for and/or defending any action, suit, proceeding, investigation or claim made or threatened against the Investor or in enforcing this indemnity as incurred, arising out of or based upon: (a) any untrue or alleged untrue statement of a material fact contained in any U.S. Registration Statement or Prospectus in respect of a Piggy-Back Registration or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (b) any failure by the Company to comply with Applicable Securities Laws or any “blue sky” law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; provided that the Company will not be liable under this Section 4.4(a) for any settlement of any action effected without its written consent, which consent will not be unreasonably withheld or delayed; provided further that the indemnity provided for in this Section 4.4(a), in respect of the Investor and its directors, officers, employees, advisors, agents and representatives will not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission made in reliance on the Shareholder Information. Any amounts advanced by the Company to an Indemnified Party pursuant to this Section 4.4(a) as a result of such losses will be promptly returned to the Company if it is finally determined by a court in a judgment not subject to appeal or final review that such Indemnified Party was not entitled to indemnification by the Company.
ii.
In connection with any Piggy-Back Registration, the Investor will indemnify and hold harmless to the fullest extent permitted by law the Company and each of the Company’s Directors, officers, employees, advisors, agents and representatives from and against all losses, claims, suits, investigations, proceedings, actions, damages and liabilities, including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims, commenced or threatened, and any and all reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and expenses of external counsel of the Company that may be reasonably incurred in investigating, preparing for and/or defending any action, suit, proceeding, investigation or claim made or threatened against the Company or in enforcing this indemnity, as incurred, arising out of or based upon: (a) any untrue or alleged untrue statement of a material fact contained in any U.S. Registration Statement or Prospectus in respect of a Piggy-Back Registration or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) any failure by the Investor to comply with Applicable Securities Laws or any “blue sky” laws applicable to the Investor and relating to action or inaction required of the Investor in connection with any such registration, qualification or compliance, but in any case only with respect to untrue statements or omissions made in the U.S. Registration Statement or Prospectus included solely in reliance upon the Shareholder Information; provided that the Investor will not be liable under this Section 4.4(b) for any settlement of any action effected without its written consent, which consent will not be unreasonably withheld or delayed. Any amounts advanced by the Investor to an Indemnified Party pursuant to this Section 4.4(b) as a result of such losses will be promptly returned to the Investor if it is finally determined by a court in a judgment not subject to appeal or final review that such Indemnified Party was not entitled to indemnification by the Investor.
iii.
Notwithstanding any provision of this Agreement, in connection with any Piggy-Back Registration, in no event will the Investor be liable for indemnification or contribution hereunder for an amount greater than the gross proceeds actually received by the Investor.
e.
Defence of Action by Indemnifying Parties

i.
Each Party entitled to indemnification under this Article 4 (the “Indemnified Party”) will give written notice to the Party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party pursuant to the provisions of this Article 4 except to the extent of the damage or prejudice, if any, suffered by such delay in notification. The Indemnifying Party will assume the defence of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party will have the right to employ its own counsel in any such case, but the reasonable legal fees and documented out-of-pocket expenses of such counsel will be at the expense of the Indemnified Party, unless (a) the employment of such counsel is authorized in writing by the Indemnifying Party in connection with the defence of such action, (b) the Indemnifying Party fails to assume the defence of such claim within a reasonable time after receipt of notice of such claim (including not having employed counsel to take charge of the defence of such claim), or (c) the Indemnified Party reasonably concludes, based on the opinion of counsel, a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such claims, including because there may be defences available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party (in each of cases (b) and (c), the Indemnifying Party will not have the right to direct the defence of such action on behalf of the Indemnified Party if the Indemnified Party notifies the Indemnifying Party that the Indemnified Party has elected to employ separate counsel), in any of which events the reasonable fees and expenses will be borne by the Indemnifying Party.
ii.
No settlement of any claim or admission of liability may be made by the Indemnifying Party without the prior written consent of the Indemnified Party, acting reasonably, or unless the Indemnifying Party acknowledges in writing that the Indemnified Party is entitled to be indemnified in respect of such claim and such settlement, compromise or judgment: (a) includes an unconditional release of the Indemnified Party from all liability arising out of such claim; and (b) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of the Indemnified Party.
f.
Contribution

If the indemnification provided for in this Article 4 is unavailable to a Party that would have been an Indemnified Party under this Article 4 in respect of any losses, liabilities, claims, damages and expenses referred to herein, then the Party that would have been the Indemnifying Party hereunder will, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, liabilities, claims, damages and expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other hand in connection with the statement or omission that resulted in such losses, liabilities, claims, damages and expenses, as well as any other relevant equitable considerations. The relative fault will be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a

Party under this Section 4.6 as a result of the losses, liabilities, claims, damages and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Party in connection with any investigation or proceeding. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 4.6 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 4.6. With respect to this Section 4.6, the Investor shall not in any event be liable to contribute, in the aggregate, any amount in excess of the gross proceeds actually received by the Investor in connection with the Piggy-Back Registration. Notwithstanding the foregoing, however, no Person guilty of fraud or fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) will be entitled to contribution from any Person who was not guilty of fraud or fraudulent misrepresentation.

g.
Survival

The indemnification provided for under this Article 4 will survive the expiry of this Agreement and will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party.

h.
Conflict

Notwithstanding the foregoing, to the extent that the provisions regarding indemnification and contribution contained in the underwriting agreement or agency agreement entered into in connection with an Underwritten Offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement or agency agreement shall prevail.

i.
Acting as Trustee
i.
The Company hereby acknowledges and agrees that, with respect to this Article 4, the Investor is contracting as agent for the applicable Indemnified Parties referred to in Section 4.5. In this regard, the Investor will act as trustee for such Indemnified Parties of the covenants of the Company under this Article 4 with respect to such Indemnified Parties and accepts these trusts and will hold and enforce those covenants on behalf of such Indemnified Parties.
ii.
The Investor hereby acknowledges and agrees that, with respect to this Article 4, the Company is contracting on its own behalf and as agent for the other Indemnified Parties referred to in Section 4.5. In this regard, the Company will act as trustee for such Indemnified Parties of the covenants of the Investor under this Article 4 with respect to such Indemnified Parties and accepts these trusts and will hold and enforce those covenants on behalf of such Indemnified Parties.
5.

TRANSFER OF SECURITIES
a.
Restrictions on Transfer
i.
During the Restricted Period, subject to Section 5.2, the Investor shall not, and shall cause each of its Affiliates not to, without the prior written consent of the Company:
1.
offer, sell, contract to sell, pledge, assign, transfer or otherwise dispose of, directly or indirectly, any Purchased Shares, or agree or commit to do any of the foregoing (any such transaction, a “Transfer” and the words “Transferred” and “Transferring” have corresponding meanings), it being understood that in the event that any Affiliated Transferee ceases or would cease upon the occurrence of a specified event to be controlled by the Investor, such event shall be deemed to constitute a Transfer subject to the restrictions on Transfer set out in this Article 5); or
2.
engage in any hedging or other transaction or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that is designed to or which could reasonably be expected to lead to or result in (i) a Transfer (whether by the Investor, any of the Investor’s Affiliates, or by someone other than the Investor or its Affiliates); (ii) a change in or transfer of any voting rights or entitlements of the Investor or any of the Affiliated Transferees, in whole or in part, directly or indirectly, under any Purchased Shares or New Preferred Shares (including any change of control or direction over such voting rights or entitlements by way of agreement, instrument of proxy, pursuant to remedies available to a secured party, or otherwise); or (iii) a change in or transfer of any of the economic consequences of ownership of the Investor or any of the Affiliated Transferees, in whole or in part, directly or indirectly, in respect of any Purchased Shares, in each case whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Purchased Shares or other securities, in cash or otherwise, or agree to commit to do any of the foregoing.
ii.
Subject to Section 5.2, the Investor shall not, and shall cause each of its Affiliates not to, without the prior written consent of the Company:
1.
offer, sell, contract to sell, pledge, assign, transfer or otherwise dispose of, directly or indirectly, any New Preferred Shares, or agree or commit to do any of the foregoing (any such transaction, a “Transfer” and the words “Transferred” and “Transferring” have corresponding meanings), it being understood that in the event that any Affiliated Transferee ceases or would cease upon the occurrence of a specified event to be controlled by the Investor, such event shall be deemed to constitute a Transfer subject to the restrictions on Transfer set out in this Article 5); or
2.
engage in any hedging or other transaction or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that is designed to or which could reasonably be expected to lead to or result in (i) a Transfer (whether by the Investor, any of the Investor’s Affiliates, or by someone other than the Investor or its Affiliates); (ii) a change in or transfer of any voting rights or entitlements of the Investor or any of the Affiliated Transferees, in whole or in part, directly or indirectly, under any New Preferred Shares (including any change of control or direction over such voting rights or entitlements by way of agreement, instrument of proxy, pursuant to remedies available to a secured party, or otherwise); or (iii) a change in or transfer of any of the economic consequences of ownership of the Investor or any of the Affiliated Transferees, in whole or in part, directly or indirectly, in respect of any New Preferred Shares, in each case whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of New Preferred Shares or other securities, in cash or otherwise, or agree to commit to do any of the foregoing.
b.
Permitted Transfers

The restrictions in Section 5.1 shall not apply in respect of a Transfer by the Investor or any of its Affiliated Transferees of all or any of the Purchased Shares or New Preferred Shares held by the Investor or its Affiliated Transferees:

i.
to the Company or any of its wholly-owned Subsidiaries;
ii.
to an Affiliate of the Investor that has agreed in writing prior to such Transfer to be bound by, and subject to, this Agreement pursuant to a written joinder instrument (in form and substance satisfactory to the Company, acting reasonably) pursuant to which the Affiliate agrees to (i) be bound by the terms of this Agreement; and (ii) Transfer all Shares or New Preferred Shares, as applicable, acquired by it pursuant to such Transfer back to the Investor or its applicable Affiliate at or before such time as the transferee ceases to be an Affiliate of the Investor;
iii.
by way of a tender pursuant to a take-over bid (as defined in National Instrument 62-104 – Take-Over Bids and Issuer Bids) in respect of the Shares made in compliance with Canadian Securities Laws; or
iv.
pursuant to a statutory plan of arrangement or other business combination involving the Company that requires the approval of the holders of Shares.
6.

STANDSTILL
a.
Standstill
i.
During the Restricted Period, subject to Section 6.1(b) and Section 6.1(c), the Investor shall not, and shall cause each of its Affiliates not to, without the prior written consent of the Company:
1.
acquire or agree to acquire or make any proposal to acquire, directly or indirectly, by means of purchase, merger, amalgamation, consolidation, take-over bid, business combination or in any other manner, any Shares, securities (including Convertible Securities) or assets of the Company or its Affiliates;
2.
solicit proxies of shareholders of the Company, or seek to advise or influence any other Person with respect to the voting of any securities of the Company, or form, join or in any way participate in a proxy or proxy solicitation or dissident shareholder group, in each case for any such purpose;
3.
otherwise act, alone or jointly or in concert with others, to seek to control or influence, in any manner, the management, Board or policies of the Company or its Affiliates; provided it is understood that the foregoing shall not limit in any respect the rights of the Investor (or any Investor Nominee) set forth in Article 2 or prevent the Investor from having discussions with management in which the Investor communicates its views regarding such matters or commit the Investor to vote in favour of management’s recommendation on any matter other than as specified in Section 2.8 and Section 7.1(f);

4.
take any actions, directly or indirectly, that question the validity or effectiveness of any shareholder rights plan, rights agreements or any other “poison pill” or other antitakeover arrangement of the Company (collectively, a “Plan”) or any securities that may be issued pursuant thereto, or seek to cause any Person, court or regulatory body to “cease trade” or otherwise restrict the operation of such a Plan;
5.
have any discussions or enter into any arrangements, understandings or agreements, whether written or oral, with, or knowingly advise, finance, aid, assist, encourage or act jointly or in concert with, any other Persons in connection with any of the foregoing; or
6.
make any public announcement with respect to the foregoing, except as may be required by applicable law, regulatory authorities or stock exchanges.
ii.
The restrictions in Section 6.1(a) shall cease to apply:
1.
upon a public announcement by the Company that it has agreed to a merger, business combination, amalgamation, arrangement or direct or indirect sale of all or substantially all of its assets to a Third Party which, if the transaction (other than a sale of all or substantially all of its assets) is successfully completed, will result in the shareholders of the Company holding less than 50.0% of the voting securities of the resulting corporation or entity (or its parent corporation or entity, if the resulting corporation or entity is to be a wholly-owned Subsidiary of another corporation or entity after the successful completion of the transaction); or
2.
upon the commencement or public announcement of a bona fide take-over bid for the Shares by a Third Party.
iii.
Notwithstanding anything to the contrary herein, this Section 6.1 shall in no way limit, restrict or prohibit the Investor during the Restricted Period from:
1.
acquiring Pre-Emptive Right Securities pursuant to the exercise of its Pre-Emptive Right or Top-Up Shares pursuant to the exercise of its Top-Up Right;
2.
making a confidential proposal (a “Proposal”) to the Board regarding any of the transactions or activities contemplated in Section 6.1(a), to enter into discussions or negotiations with the Board (or with one or more individuals designated by the Board for such purpose) with respect to the terms of any such Proposal and to enter into any agreement with the Company providing for the consummation of such Proposal; provided that the Investor shall not under any circumstances make any public disclosure of the making of or terms of such Proposal or agreement except with the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion;
3.
commencing a take-over bid to acquire all of the Shares of the Company not already owned by the Investor and its Affiliates; or
4.
exercising its rights or complying with its obligations under Section 7.1.
7.

ADDITIONAL COVENANTS

a.
Right to Match
i.
If the Company receives an Acquisition Proposal from any Person or group of Persons, other than the Investor or any of its Affiliates (a “Potential Acquiror”), during the Restricted Period, pursuant to which the Company has negotiated a form of definitive agreement that the Board has, in good faith, determined that it would be prepared to approve (the “Triggering Proposal”), the Company may enter into a definitive agreement with respect to such Acquisition Proposal if and only if:
1.
the Company has delivered to the Investor a written notice of the determination of the Board that the Triggering Proposal constitutes an Acquisition Proposal and of the intention of the Board to enter into such definitive agreement with respect to such Triggering Proposal (an “Acquisition Proposal Notice”);
2.
the Company has provided the Investor with a copy of the proposed definitive agreement for the Triggering Proposal and all supporting materials supplied to the Company in connection therewith;
3.
at least five Business Days have elapsed from the date that is the later of the date on which the Investor received the Acquisition Proposal Notice and the date on which the Investor received all of the materials set forth in Section 7.1(a)(ii) (the “Matching Period”);
4.
during the Matching Period, the Investor has had an opportunity (but not the obligation) in accordance with Section 7.1(b), to make an Acquisition Proposal to the Company that is intended to be a Matching Proposal (the “Right to Match”);
5.
after the Matching Period, the Board has determined in good faith, after consultation with outside legal counsel, that it has not received an Acquisition Proposal from the Investor that constitutes a Matching Proposal and the Company has provided written notice of such determination to the Investor; and
6.
if the Investor receives the notice described in Section 7.1(a)(v) despite having made an Acquisition Proposal that was intended to be a Matching Proposal during the Matching Period, (A) the Investor fails to provide to the Company within 24 hours following receipt of such notice (the “Cure Period”) with an Acquisition Proposal that is intended to be a Matching Proposal, or (B) the Board has determined in good faith, after consultation with outside counsel, that any Acquisition Proposal provided during the Cure Period does not constitute a Matching Proposal.
ii.
During the Matching Period or Cure Period, or such longer period as the Company may approve in writing for such purpose: (i) the Board shall review any Acquisition Proposal made by the Investor or any of its Affiliates under Section 7.1(a)(iv), in consultation with legal counsel, to determine whether such proposal is a Matching Proposal; and (ii) if the Board determines that such Acquisition Proposal is a Matching Proposal, the Company shall negotiate in good faith with the Investor to enter into a definitive agreement in respect of such Matching Proposal.
iii.
Each successive amendment or modification to any Triggering Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received or other material terms or conditions thereof shall constitute a new Acquisition Proposal for the purposes of this Section 7.1 and the Investor shall be afforded a new Matching Period in connection therewith, provided that, notwithstanding Section 7.1(a)(iii) above, the duration of such Matching Period shall be three Business Days rather than five Business Days.
iv.
If the Investor does not deliver a Matching Proposal to the Company within the Matching Period or Cure Period, then the Company shall be entitled for a period of ten days after the expiry of the applicable Matching Period and Cure Period to enter into a definitive agreement in respect of the Triggering Proposal.
v.
Upon the expiry of the Restricted Period, the Right to Match granted to the Investor pursuant to this Section 7.1 and the obligations of the Company in connection therewith shall terminate and be of no further force or effect.
vi.
In the event that none of the Investor or its Affiliates submits a Matching Proposal to the Company pursuant to Section 7.1(a)(iv) or Section 7.1(a)(vi), then, for so long as the definitive agreement resulting from the Triggering Proposal remains in effect and the transaction represented thereby is supported by the Board, the Investor shall, and shall cause its Affiliated Transferees to (i) vote any Shares and New Preferred Shares beneficially owned, or over which control or direction is exercised, by the Investor or its Affiliated Transferees in favour of or abstain from voting on any resolution to approve the transaction, or any resolution required to facilitate the transaction, resulting from, and on terms materially consistent with (including that there be no decrease in the amount of any consideration payable for the Shares and New Preferred Shares), the Triggering Proposal; and (ii) tender any Shares and New Preferred Shares, as applicable, beneficially owned, or over which control or direction is exercised, by the Investor or its Affiliated Transferees, to any take-over bid, tender offer, exchange offer or other similar offer resulting from, and on terms materially consistent with (including that there be no decrease in the amount of any consideration payable for the Shares and New Preferred Shares), the Triggering Proposal.
vii.
Upon receipt of an Acquisition Proposal, the Company shall promptly notify the Potential Acquiror of the rights and obligations of the Company and the Investor set forth in this Section 7.1.
b.
Restriction on Private Placements to Competitors

During the Restricted Period, without the prior written consent of the Investor, the Company shall not knowingly issue or offer to issue any Shares or Convertible Securities to a Competitor by way of a private placement or other directly negotiated transaction other than the issuance of Shares upon the exercise or settlement of Convertible Securities outstanding on the date hereof.

c.
Confidentiality Obligations
i.
The Investor shall, and will cause its Representatives to, treat confidentially all Confidential Information. The Investor shall, and will cause its Representatives to, not disclose any Confidential Information or use any Confidential Information other than for the purposes of monitoring, administering or managing the Investor’s investment in the Company and the Captive FinanceCo; provided that, subject to Section 7.3(b), the Investor may disclose any of the Confidential Information to its Representatives.
ii.
As a condition to the furnishing of Confidential Information to a Representative, the Investor shall inform such Representative of the confidential nature of, and restriction on use of, such Confidential Information. The Investor shall be responsible for any breach of the confidentiality and restricted use provisions of this Section7.3 applicable to its Representatives by its Representatives (unless such Representative has obligations of confidentiality directly to the Company and its Subsidiaries). The Investor shall take all reasonable measures, at the Investor’s sole expense, to restrain its Representative from making unauthorized disclosure or use of the Confidential Information.
iii.
The Investor acknowledges that it is subject to restrictions imposed by Canadian Securities Laws on the purchase or sale of securities of the Company while in the possession of material non-public information concerning the Company, and on the communication of that information to any other Person. The Investor agrees to inform those of its Representatives provided with any Confidential Information of such restrictions and to abide by, and to ensure its Representatives abide by, such restrictions.
iv.
Confidential Information shall at all times remain the property of the Company or one or more of the Company’s Affiliates, as the case may be, and by making Confidential Information or other information available to the Investor, neither the Company nor any of the Company’s Affiliates shall be deemed to be granting any licence or other right under or with respect to any trade secret, patent, copyright, trademark or other proprietary or intellectual property right.
v.
If the Investor or any of its Representatives is requested or required to disclose all or any part of the Confidential Information in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative or legislative body or committee or any self-regulatory body (including any securities exchange or the Financial Industry Regulatory Authority), or otherwise as requested or required by applicable law or regulation, the Investor shall, to the fullest extent permitted by law, (a) promptly notify the Company of the request or requirement; (b) consult with the Company on the advisability of taking legally available steps to resist or narrow the request or lawfully avoid the requirement; and (c) if requested by the Company, cooperate with the Company (at the Company’s expense) to seek a protective order or other appropriate remedy. If a protective order or other remedy is not available, or if the Company waives compliance with the provisions of this Section 7.3(e), the Investor or its Representatives, as the case may be, may disclose to the Person requiring disclosure only that portion of the Confidential Information which the Investor is advised by written opinion of counsel is legally required to be disclosed, and shall exercise the Investor’s best efforts to obtain assurance that confidential treatment will be accorded such portion.
vi.
At any time following the first date on which the Investor ceases to be entitled to nominate an Investor Nominee pursuant to Section 2.1(a), upon request by the Company, the Investor shall, and shall cause its Representatives to: (a) return promptly to the Company all physical copies of the Confidential Information, excluding Notes, then in the Investor’s possession or in the possession of its Representatives; and (b) destroy all (i) electronic copies of the Confidential Information; and (ii) all Notes (including electronic copies thereof) prepared by Investor or any of its Representatives, in a manner that ensures that such Notes may not be retrieved or undeleted by the Investor or any of its Representatives. Notwithstanding the foregoing, the Company acknowledges and agrees that the Investor will be permitted to retain (and not be under any obligation to return or destroy): (A) any Confidential Information that is contained in automatically generated electronic back-up files in the Investor’s computers or the computers of any of the its Representatives that cannot be destroyed without undue efforts and to which access is limited; or (B) any Confidential Information that the Investor or its Representatives are required to keep as a matter of legal or regulatory obligation, governmental or court order; provided that, in each case, any Confidential Information is retained in accordance with the terms and conditions of this Agreement.
d.
Tax Cooperation
i.
The Company shall cooperate with the Investor on a commercially reasonable basis to minimize any applicable withholding taxes on any dividend, distribution or other amount paid or credited or deemed to be paid or credited to the Investor. Investor shall provide the Company with such forms or other documents, if any, as are required by applicable law to reduce or avoid withholding, and shall provide such other forms or documents as may be reasonably requested by the Company to determine its withholding obligations or to comply with its obligations under this Section 7.4(a). Nothing in this Section 7.4(a) shall obligate Investor to disclose proprietary or confidential information.
ii.
Based on the applicable Law in effect on the date of this Agreement, the Company does not intend to withhold any amount in respect of Tax on a conversion of all or any portion of the New Preferred Shares for Shares (except, for the avoidance of doubt, in respect of any dividend paid by the Company in connection with and immediately before a conversion).
iii.
The parties acknowledge that it is intended that section 51 of the Income Tax Act (Canada) will apply to a conversion of the New Preferred Shares to Shares pursuant to the terms of the New Preferred Shares. Nevertheless, the Company agrees that, if requested by the Investor, it shall jointly enter into an election with the Investor pursuant to section 85 of the Income Tax Act (Canada) in respect of a conversion of New Preferred Shares to Shares. The Investor will prepare any such election(s) at its expense and will determine the elected amount(s) for purposes of such election(s) within the limits provided for in section 85 of the Income Tax Act (Canada). The Investor will provide any such election(s) to the Company for its signature no less than thirty (30) days prior to the filing deadline, and such executed elections will be timely returned to the Investor who shall be responsible for timely filing such election(s). None of the Company or its respective advisors or agents will be responsible or liable for any taxes, interest, penalties, damages or expenses resulting from the failure by anyone to properly complete or file such election(s) in the form and manner and within the time prescribed by applicable tax laws, unless such taxes, interest, penalties, damages or expenses result solely from the failure by the Company to fulfill its obligations in this Section 7.4(c).
8.

AMENDMENTS
a.
Amendments and Modifications

This Agreement may not be orally amended, modified, extended or terminated. This Agreement may be amended, modified, extended or terminated only by an agreement in writing signed by each of the Company and the Investor. Each such amendment, modification, extension or termination shall be subject to prior approval by the TSX (for so long as the Company is subject to the rules thereof) and shall binding upon each Party hereto.

b.
Changes in Capital of the Company

The terms of this Agreement shall apply mutatis mutandis to any shares or other securities:

i.
resulting from the conversion, reclassification, redesignation, subdivision, consolidation of other change to any of the shares of the Company held by the Investor; or
ii.
of the Company or any successor body corporate that may be received by the Investor on a merger, amalgamation, arrangement or other reorganization of or including the Company; and

prior to any action referred to in (a) or (b) above being taken the Parties shall give due consideration to any changes that may be required to this Agreement in order to give effect to the intent of this Section 8.2.

9.

General

a.
Authority; Effect.

Each Party hereto represents and warrants to and agrees with each other Party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such Party and do not violate any agreement or other instrument applicable to such Party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the Parties hereto, or to constitute any of such Parties members of a joint venture or other association.

b.
Termination
i.
This Agreement will automatically terminate upon the earliest to occur of the following events:
1.
the date on which, following the end of the Restricted Period, the Ownership Percentage is less than 10% (provided that if the Ownership Percentage drops below 10% due to any Dilutive Issuance, the Ownership Percentage will be deemed not to be below the 10% threshold for purposes of this Section 9.2(a)(i) prior to the expiry of the Investor’s right to exercise any applicable Top-Up Right in respect of such Dilutive Issuance);
2.
the Agreement is terminated by written agreement of the Parties; or
3.
the dissolution or liquidation of the Company.

ii.
Notwithstanding anything to the contrary contained herein, this Article 9 shall survive the termination of this Agreement indefinitely and Section 7.3 shall survive the termination of this Agreement for a period of two years following such termination.
c.
Assignment

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party; provided that notwithstanding the foregoing, (a) the Company shall be permitted to assign this Agreement and its rights, interests and obligations hereunder without the prior written consent of the Investor to the successor or surviving entity in any amalgamation, merger, arrangement or other business combination or other transaction involving a change of control of the Company, and (b) this Section 9.3 shall not prohibit any Transfer permitted under Article 5; provided, further, that in the event of any such assignment pursuant to clause (b), the Investor will remain liable for all of its obligations under this Agreement.

d.
Co-operation

In respect of all Distributions that occur during the term of this Agreement, the Company, the Investor and each of their respective representatives shall use reasonable commercial efforts to comply with all Applicable Securities Laws and stock exchange requirements, including the execution and filing of all necessary documents and the taking of all such other steps as may be necessary under Applicable Securities Laws and stock exchange requirements.

e.
Further Assurances

Each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

f.
Time

Time is of the essence of this Agreement.

g.
Enurement

This Agreement is binding upon and enures to the benefit of the Parties and their respective successors and permitted assigns.

h.
Public Filing

The Parties hereby consent to the public filing of this Agreement if any Party is required to do so by law or by applicable regulations or policies of any regulatory agency of competent jurisdiction or any stock exchange.

i.
Notices to Parties

Any notice, approval, consent, information, payment, request or other communication (in this Section, a “Notice”) to be given under or in connection with this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by e-mail, or (iii) sent by overnight courier, in each case, addressed as follows:

i.
if to the Company:

ECN Capital Corp.
777 South Flagler Drive, Suite 800 East
West Palm Beach, FL 33401

Attention: Michael Lepore
E-mail: [Redacted]

with a copy (which shall not constitute Notice) to:

Blake, Cassels & Graydon LLP

199 Bay Street, Suite 4000
Toronto, ON
M5L 1A9

Attention: David Toswell / Michael Hickey
Email: david.toswell@blakes.com / michael.hickey@blakes.com

ii.
if to the Investor:

Skyline Champion Corporation

755 West Big Beaver Road, Suite 1000

Troy, Michigan 48084

Attention: Laurie Hough

E-mail: [Redacted]

with a copy (which shall not constitute Notice) to:

King & Spalding LLP

1180 Peachtree Street NE

Atlanta, Georgia 30309

Attention: Erik Belenky

E-mail: ebelenky@kslaw.com

and

McCarthy Tetrault

66 Wellington St. W., Suite 5300

Toronto, Ontario M5K 1E6

Attention: Robert Hansen

E-mail: rhansen@mccarthy.ca

Unless otherwise specified herein, such Notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received if delivered by e-mail on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter and (iii) two Business Days after being sent by overnight courier. Each of the Parties hereto shall be entitled to specify a different address by giving Notice as aforesaid to each of the other Parties hereto.

An accidental omission in the giving of, or failure to give, a Notice required by this Agreement will not invalidate or affect in any way the legality of any meeting or other proceeding in respect of which such Notice was or was intended to be given.

j.
Entire Agreement

This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral agreements between such Parties, in connection with the subject matter hereof. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, relating to the subject matter hereof except as specifically set forth in this Agreement.

k.
Waiver

Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

l.
Consent

Where a provision of this Agreement requires an approval or consent by a Party and written notification of such approval or consent is not delivered within the applicable time in accordance with this Agreement, then the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

m.
Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated, in all respects, as an Ontario contract. Each Party agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the Province of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding and irrevocably submits to the nonexclusive jurisdiction of such courts in any such action or proceeding.

n.
Severability

If any term or other provision of this Agreement shall be determined by a court, administrative agency or arbitrator in any jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not render the entire Agreement invalid and shall not affect the validity, legality or enforceability of such term or other provision in any other jurisdiction. Rather, this Agreement shall be construed as if not containing the particular invalid, illegal or unenforceable provision, and all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent permitted under applicable law.

o.
No Third Party Rights

The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors and permitted assigns, and it is not the intention of the Parties to confer any third party beneficiary rights and this Agreement does not confer any such rights upon any third party (including any holders of securities of the Company) that is not a Party to this Agreement.

p.
Independent Legal Advice

The Parties acknowledge that they have entered into this Agreement willingly with full knowledge of the obligations imposed by the terms of this Agreement. Further, the Parties acknowledge that they have been afforded the opportunity to obtain independent legal advice and confirm by the execution of this Agreement that they have either done so or waived their right to do so, and agree that this Agreement constitutes a binding legal obligation and that they are estopped from raising any claim on the basis that they have not obtained such advice.

q.
Specific Performance

The Parties agree that irreparable harm would occur, for which money damages would not be an adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties may seek injunctive relief, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement, and to enforce compliance with the terms of this Agreement without the proof of actual damages and without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the Parties may be entitled at law, equity or under this Agreement.

r.
Counterparts

This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by a Party by facsimile or electronic transmission shall be as effective as delivery of a manually executed copy of this Agreement by such Party.

[Signature page follows]

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

ECN CAPITAL CORP.
Per:
Name:
Title:

SKYLINE CHAMPION CORPORATION
Per:
Name:
Title:

SCHEDULE A

[Redacted]

SCHEDULE B

REGISTRATION RIGHTS PROCEDURES

1.
Investor’s Obligations

In connection with any Piggy-Back Registration, the Investor and/or its Affiliated Transferees whose Registrable Shares are subject to a Piggy-Back Registration (collectively, the “Selling Shareholders”) shall take the following steps:

(b) If Applicable Securities Laws so require, the Investor shall sign, or cause the applicable Selling Shareholders to sign, any attestation or certificate forming part of a U.S. Registration Statement or Prospectus to be filed with the SEC, Canadian Securities Regulatory Authorities or other regulatory authorities, as applicable;

(c) The Investor shall and shall cause the Selling Shareholders to take all steps and sign all documents and acts required by the Company, acting reasonably, to complete the Piggy-Back Registration, including signing the underwriting agreement entered into among the underwriters, the Company and the Selling Shareholders in such regard, provided it contains the usual terms for this type of agreement, including the Selling Shareholders’ representations and warranties, which shall be limited to the representations regarding the Selling Shareholders’ beneficial ownership regarding their respective Registrable Shares, free of any lien or other charge and the Selling Shareholders’ ability, power, authority and right to enter into such an underwriting agreement and carry out the transactions contemplated therein without breaching any other undertaking by the Selling Shareholders;

(d) No one may participate in an Underwritten Offering hereunder without (i) agreeing to sell their securities according to the terms of any underwriting agreement applying to such Underwritten Offering and completing and signing such underwriting agreement and (ii) completing and signing all questionnaires, powers of attorney, indemnifications and other documents required by such underwriting agreement, insofar as they are prepared in the usual form for such type of document or instrument; and

(e) In connection with any Underwritten Offering, if the underwriter(s) of the Underwritten Offering in question, acting reasonably, so request, the Investor hereby agrees and shall cause the Selling Shareholders to agree to be bound by a lock-up agreement containing the usual terms and conditions found in lock-up agreements relating to secondary offerings, and to sign such an agreement, having the effect of limiting the Selling Shareholders, for a period which may not exceed 90 days from the sale of the Registrable Shares forming the subject of the Piggy-Back Registration, from (i) directly or indirectly assigning Shares or securities which may be converted, exercised or exchanged for Shares or (ii) entering into a swap or any other arrangement having the effect of assigning to another Person one or more of the economic consequences of owning Shares.

Exhibit B

ECN CAPITAL CORP.
MANDATORY CONVERTIBLE PREFERRED SHARES, SERIES E
RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

The fifth series of preferred shares of the Corporation (“Preferred Shares”) shall consist of 27,450,000 Preferred Shares which shall be designated as “Mandatory Convertible Preferred Shares, Series E” (hereinafter referred to as the “Convertible Preferred Shares” and each a “Convertible Preferred Share”) and which, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions. Capitalized terms not defined where used shall have the meanings ascribed to such terms in Section 1.11.

a.
Liquidation Preference
i.
In the event of the liquidation, dissolution or winding-up of the Corporation or upon any other distribution of the assets of the Corporation among its shareholders for the purposes of winding-up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Convertible Preferred Shares, the Holders shall be entitled to payment of an amount equal to the Liquidation Preference, together with an amount equal to all accrued and unpaid Convertible Preferred Dividends up to, but excluding, the date of payment or distribution (less any amounts deducted or withheld by the Corporation on account of tax), before any amount is paid or any assets of the Corporation are distributed to a holder of Common Shares or any other shares ranking junior as to capital in such liquidation, dissolution or winding-up to the Convertible Preferred Shares.
ii.
The “Liquidation Preference” per Convertible Preferred Share shall initially be equal to the Original Purchase Price and shall be proportionally adjusted for any splits, combinations and similar events on the Convertible Preferred Shares.
iii.
For greater certainty, prior to any liquidation, dissolution or winding-up of the Corporation or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary, each holder of Convertible Preferred Shares (each, a “Holder”) is entitled pursuant to Section 1.07(a)(i), for a period of ten (10) Business Days following receipt of the written notice of such liquidation, dissolution or winding up in accordance with Section 1.10, to convert any or all outstanding Convertible Preferred Shares held by such holder into, for each Convertible Preferred Share held, a number of duly authorized, validly issued, fully paid and non-assessable Common Shares equal to the then-applicable Conversion Amount and, subsequent to such conversion, such holder shall no longer be entitled to receive the Liquidation Preference with respect to any so converted Convertible Preferred Shares.
iv.
After payment to the holders of the Convertible Preferred Shares of the full Liquidation Preference to which they are entitled in respect of outstanding Convertible Preferred Shares (which, for greater certainty, have not been converted prior to such payment), together with all accrued and unpaid Convertible Preferred Dividends, such Convertible Preferred Shares will have no further right or claim to any of the assets of the Corporation.
v.
The Liquidation Preference shall be payable to holders of Convertible Preferred Shares in cash; provided, however, that to the extent the Corporation has, having exercised commercial reasonable efforts to make such payment, insufficient cash available to pay the Liquidation Preference in full in cash, the portion of the Liquidation Preference with respect to which the Corporation has insufficient cash may be paid in property or other assets of the Corporation. The value of any property or assets not consisting of cash that is distributed by the Corporation in satisfaction of any portion of the Liquidation Preference will equal the Fair Market Value thereof on the date of distribution.
b.
Voting Rights

The Holders are entitled to receive notice of, attend and vote (in person or by proxy) at all meetings of the shareholders of the Corporation, except where holders of another class or series are entitled to vote separately as a class or series as provided in the Business Corporations Act (Ontario), applicable securities laws or the rules of any applicable Exchange. Except as otherwise required by law, the holders of the Convertible Preferred Shares and the Common Shares will vote together as a single class on all matters submitted to a vote of the shareholders of the Corporation. The Convertible Preferred Shares shall confer the right to one (1) vote for each Convertible Preferred Share held at all such meetings of shareholders of the Corporation. Each Holder shall be deemed to hold, for the sole purpose of voting at any meeting of shareholders of the Corporation at which such Holder is entitled to vote, the number of Convertible Preferred Shares equal to the number of whole Common Shares into which such Holder’s registered Convertible Preferred Shares are convertible pursuant to these share provisions as of the record date for the determination of shareholders entitled to vote at such shareholders meeting or, if no such record date is established, the date such vote is taken or any written resolution of shareholders is solicited. The Holders shall not be entitled to vote separately as a class or series upon a proposal to amend the Articles of the Corporation to: (a) increase any maximum number of authorized shares of a class or series having rights or privileges equal to or superior to the Convertible Preferred Shares or (b) create a new class or series of shares equal or superior to the Convertible Preferred Shares.

c.
Dividends
i.
Payment of Dividends

Holders shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the directors of the Corporation, out of monies of the Corporation properly applicable to the payment of dividends, fixed, cumulative, preferential cash dividends (the “Convertible Preferred Dividends”) payable semi-annually on the last calendar day of June and December in each year (each, a “Dividend Payment Date”) in an annual amount per Convertible Preferred Share equal to 4.0% (the “Convertible Preferred Dividend Rate”) multiplied by the Liquidation Preference, payable in semi-annual amounts on each Dividend Payment Date. The initial Convertible Preferred Dividend will be payable on December 31, 2023 and will be an amount calculated in accordance with Section 1.03(d)(i). The Holders shall not have the right to receive any dividends that are declared only with respect to the Common Shares or any other series of preferred shares of the Corporation.

ii.
Method of Payment

The Corporation shall pay Convertible Preferred Dividends (less any tax required to be deducted and withheld by the Corporation), except in the case of redemption or conversion in which case payment of Convertible Preferred Dividends shall be made immediately before the redemption or conversion and upon surrender of the certificate or DRS statement representing the Convertible Preferred Shares to be redeemed or converted, by wire or electronic funds transfer or by sending to each Holder a cheque for such Convertible Preferred Dividends payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority) unless such cheque is not honoured when presented for payment. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

iii.
Cumulative Payment of Dividends

If on any Dividend Payment Date, the Convertible Preferred Dividends accrued to such date are not paid in full on all of the Convertible Preferred Shares then outstanding, such Convertible Preferred Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the directors on which the Corporation shall have sufficient monies properly applicable to the payment of such Convertible Preferred Dividends. The Holders shall not be entitled to any dividends other than or in excess of the Convertible Preferred Dividends.

iv.
Dividend for Other than a Full Dividend Period

The Holders shall be entitled to receive, and the Corporation shall pay, if, as and when declared by the directors of the Corporation, out of monies of the Corporation properly applicable to the payment of dividends, Convertible Preferred Dividends for any period which is more or less than a full Dividend Period as follows:

1.
in respect of the period beginning on and including the Original Issuance Date up to, but excluding, December 31, 2023 (the “Initial Dividend Period”), a dividend in an amount per Convertible Preferred Share equal to the amount obtained (rounded to five decimal places) when the product of the Convertible Preferred Dividend Rate and the Liquidation Preference (applicable as of the record date for such dividend) is multiplied by a fraction, the numerator of which is the number of calendar days from and including the Original Issuance Date up to, but excluding, December 31, 2023 and the denominator of which is 365. The Convertible Preferred Dividend payable for the Initial Dividend Period, as calculated by this method, will be $[●] per Convertible Preferred Share (assuming the Original Issuance Date is [●], 2023 and the Liquidation Preference is equal to the Original Purchase Price); and

2.
in respect of any period other than the Initial Dividend Period that is more or less than a full Dividend Period, a dividend in an amount per Convertible Preferred Share equal to the amount obtained (rounded to four decimal places) when the product of the Convertible Preferred Dividend Rate and the Liquidation Preference (applicable as of the record date for such dividend) is multiplied by a fraction, the numerator of which is the number of calendar days in the relevant period (which shall include the first and exclude the last day of such period) and the denominator of which is the number of calendar days in the year in which such period falls.
d.
Restrictions on Dividends and Retirement of Shares

So long as any of the Convertible Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders:

i.
declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Convertible Preferred Shares) on any shares of the Corporation ranking as to dividends junior to the Convertible Preferred Shares;
ii.
except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to capital and dividends junior to the Convertible Preferred Shares, redeem or call for redemption, purchase for cancellation or otherwise pay off, retire or make any return of capital in respect of any shares of the Corporation ranking as to capital junior to the Convertible Preferred Shares;
iii.
redeem or call for redemption, purchase for cancellation, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Convertible Preferred Shares then outstanding; or
iv.
except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase for cancellation or otherwise pay off, retire for value or make any return of capital in respect of any Preferred Shares of the Corporation, ranking as to dividends or capital on a parity with the Convertible Preferred Shares;

unless, in each such case, all accrued and unpaid Convertible Preferred Dividends up to and including the Convertible Preferred Dividend payable for the last completed Dividend Period and on all other shares of the Corporation ranking prior to or on a parity with the Convertible Preferred Shares with respect to the payment of dividends have been declared and paid or monies set apart for payment.

e.
Purchase for Cancellation

Subject to applicable law, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any number of the Convertible Preferred Shares outstanding from time to time in one or more negotiated transactions at such price or prices as are determined by the Board of Directors and as may be agreed to with the relevant holders of the Convertible Preferred Shares. From and after the date of purchase of any Convertible Preferred Shares under the provisions of this Section 1.05, any Convertible Preferred Shares so purchased shall be cancelled.

f.
Redemption in Connection with a Change of Control
i.
Except as expressly set out in this Section 1.06, Section 1.05 and Section 1.07, the Corporation may not repurchase or redeem any of the Convertible Preferred Shares.
ii.
Following the effective date of a Change of Control, the Corporation shall have the right, but not the obligation, to redeem for cash all (but not less than all) of the then outstanding Convertible Preferred Shares at a price (the “Redemption Price”) per Convertible Preferred Share equal to the Fair Market Value of the consideration such Holder would have received had such Holder converted its Convertible Preferred Shares in accordance with Section 1.07(a)immediately prior to such Change of Control on the date (“Redemption Date”) that is twenty (20) Business Days following the date of the Change of Control.
iii.
The Corporation shall provide written notice (the “Redemption Notice”) of such redemption pursuant to this Section 1.06, on or prior to the fifth (5th) Business Day following the date of the Change of Control to the Holders of record of the Convertible Preferred Shares as they appear in the records of the Corporation. The Redemption Notice must state: (A) the Redemption Price as of the Redemption Date, and the calculations supporting the specified Redemption Price; and (B) the name and address of the place to where the Convertible Preferred Shares are to be surrendered for payment of the Redemption Price. The Corporation shall, on the Redemption Date, pay the applicable Redemption Price (less any tax required to be deducted and withheld by the Corporation), upon surrender of the certificates or DRS statements representing the Convertible Preferred Shares to be redeemed. Convertible Preferred Shares to be redeemed on the Redemption Date will, from and after such date, no longer be outstanding and the rights, privileges, restrictions and conditions attaching to the Convertible Preferred Shares (except the right to receive from the Corporation the applicable Redemption Price) shall cease and terminate with respect to such shares; provided that, in the event that a Convertible Preferred Share is not redeemed due to a default in payment by the Corporation, such Convertible Preferred Share will remain outstanding and will be entitled to all rights, privileges, restrictions and conditions attaching to the Convertible Preferred Shares as provided herein. For greater certainty, the holders of the Convertible Preferred Shares may, at any time prior to the Redemption Date, elect to convert any or all of their Convertible Preferred Shares pursuant to Section 1.07(a)(i). To the extent the Convertible Preferred Shares are not redeemed or converted in connection with a Change of Control in accordance with this Section 1.06, such Convertible Preferred Shares shall remain outstanding in accordance with their terms following such Change of Control.
g.
Conversion

Each Convertible Preferred Share is convertible into Common Shares as provided in this Section 1.07, subject to the Conversion Cap (unless Requisite Shareholder Approval has been obtained or is not required).

i.
Conversion at the Option of the Holder

1.
Each Holder is entitled, subject to the Conversion Cap (unless Requisite Shareholder Approval has been obtained or is not required), to convert, at any time and from time to time, at the option and election of such Holder, any or all outstanding Convertible Preferred Shares held by such Holder into a number of duly authorized, validly issued, fully paid and non-assessable Common Shares equal to a number (the “Conversion Amount”) determined per each Convertible Preferred Share so converted by dividing (i) the Liquidation Preference (as adjusted pursuant to Section 1.01(b) to the date immediately preceding the Conversion Date) for each Convertible Preferred Share to be converted by (ii) the Conversion Price (which Conversion Price shall be adjusted from time to time as provided in Section 1.09) in effect on the Conversion Date. The “Conversion Price” is initially $3.04, as adjusted from time to time as provided in Section 1.09.
2.
In order to convert the Convertible Preferred Shares into Common Shares pursuant to this Section 1.07(a), the Holder must surrender the certificates or DRS statements representing such Convertible Preferred Shares, accompanied by transfer instruments reasonably satisfactory to the Corporation, free of any adverse interest or liens, at the office of the Corporation or its Transfer Agent, together with notice in writing in the form set forth on the Convertible Preferred Share certificates or DRS or otherwise reasonably satisfactory to the Corporation, that such Holder elects to convert all or such number of Convertible Preferred Shares represented by such certificates or DRS as specified therein and, if prior to the Corporation obtaining the Requisite Shareholder Approval (provided that Requisite Shareholder Approval is required), a written representation by such Holder in favor of the Corporation (and enforceable by the Corporation against such Holder) as to the number of Common Shares then beneficially owned by the Holder (where “beneficial ownership” is calculated in accordance with NI 62-104 without giving effect to any applicable Conversion Cap).
3.
In the event that Requisite Shareholder Approval is required and has not been obtained and the Conversion Cap prevents the issuance of all or any part of the Common Shares otherwise required to be delivered to a Holder pursuant to this Section 1.07(a), then in lieu of delivering such Common Shares to the Holder, the Corporation shall repurchase for cancellation the Convertible Preferred Shares that are not convertible by virtue of the Conversion Cap in exchange for a cash payment to the Holder thereof equal to the Fair Market Value of the Common Shares as of the Conversion Date for each such whole Common Share that is not issuable, and immediately thereafter the remaining Convertible Preferred Shares to be converted under Section 1.07(a)(ii) shall be converted into Common Shares as specified therein.
ii.
Conversion at the Option of the Corporation in Connection with Change of Control

1.
If any transaction occurs that results (or upon completion would result) in a Change of Control (a “Change of Control Transaction”), then, at the Corporation’s option and election and upon its compliance with this Section 1.07(b)(i), all of the then outstanding Convertible Preferred Shares shall be converted into a number of duly authorized, validly issued, fully paid and non-assessable Common Shares equal to the then-applicable Conversion Amount per each Convertible Preferred Share so converted, subject to the Conversion Cap (unless Requisite Shareholder Approval has been obtained or is not required), upon written notice provided by the Corporation to the Holders no less than 10 Business Days prior to the Conversion Date notifying them of the conversion contemplated by this Section 1.07(b)(i), which conversion shall occur on the Conversion Date specified in such notice which shall not be before the date of consummation of the Change of Control Transaction.
2.
In the event that Requisite Shareholder Approval is required and has not been obtained and the Conversion Cap prevents the issuance of all or any part of the Common Shares otherwise required to be delivered to a Holder pursuant to Section 1.07(b)(i), then in lieu of delivering such Common Shares to the Holder which would cause the Conversion Cap to be exceeded, the Corporation shall repurchase for cancellation the Convertible Preferred Shares that are not convertible by virtue of the Conversion Cap in exchange for a cash payment to the Holder thereof equal to the greater of (A) the Fair Market Value of the Common Shares as of the Conversion Date for each such whole Common Share that is not issuable, and (B) the consideration payable pursuant to the Change of Control Transaction for each such whole Common Share that is not issuable, and immediately thereafter the remaining Convertible Preferred Shares to be converted under Section 1.07(b)(i) shall be converted into Common Shares as specified therein.
iii.
Automatic Conversion
1.
On the five (5) year anniversary of the Original Issuance Date, all Convertible Preferred Shares then remaining outstanding shall, subject to the Conversion Cap, be converted automatically into a number of duly authorized, validly issued, fully paid and non-assessable Common Shares equal to the Conversion Amount on such date per each Convertible Preferred Share so converted.
2.
In the event that Requisite Shareholder Approval is required and has not been obtained and the Conversion Cap prevents the issuance of all or any part of the Common Shares otherwise required to be delivered to a Holder pursuant to this Section 1.07(c), then in lieu of delivering such Common Shares to the Holder, the Corporation shall repurchase for cancellation the Convertible Preferred Shares that are not convertible by virtue of the Conversion Cap in exchange for a cash payment to the Holder thereof equal to the Fair Market Value of the Common Shares as of the Conversion Date for each such whole Common Share that is not issuable, and immediately thereafter the remaining Convertible Preferred Shares to be converted under Section 1.07(c)(i) shall be converted into Common Shares as specified therein.
iv.
Fractional Shares.

No fractional Common Shares will be issued upon conversion of the Convertible Preferred Shares. In lieu of fractional shares the Corporation shall, subject to the last sentence hereof, round down to the next whole number, the number of Common Shares to be issued upon conversion of the Convertible Preferred Shares. If more than one Convertible Preferred Share is being converted at one time by or for the benefit of the same Holder, then the number of full Common Shares issuable upon conversion will be calculated on the basis of the aggregate number of Convertible Preferred Shares converted by or for the benefit of such Holder at such time, and if all of the Convertible Preferred Shares held by a Holder are being converted at the same time, then the number of full Common Shares issuable upon conversion will be calculated on the basis of the aggregate number of Convertible Preferred Shares converted by or for the benefit of such Holder at such time, with any resulting fractional entitlement being rounded to the nearest whole number.

v.
Mechanics of Conversion
1.
On the second Business Day immediately succeeding the Conversion Date, the Corporation shall issue and deliver to each Holder the number of Common Shares to which such Holder is entitled in exchange for the certificates or DRS statement formerly representing Convertible Preferred Shares, accompanied by a written representation by the Holder in favor of the Corporation (and enforceable by the Corporation against such Holder) as to the number of Common Shares then beneficially owned by the Holder (where “beneficial ownership” is calculated in accordance with NI 62-104 without giving effect to any applicable Conversion Cap). Any conversion pursuant to Section 1.07(a) or 1.07(c) will be deemed to have been made as of 5:00 p.m. (Toronto time) on the Conversion Date, while any conversion pursuant to Section 1.07(b) will be deemed to have been made as of immediately prior to the consummation of the Change of Control Transaction, and the Person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares on such Conversion Date. In the event that the Corporation elects to have all Convertible Preferred Shares convert pursuant to Section 1.07(b) and such Change of Control Transaction is not consummated in accordance with its terms, such conversion shall be of no force and effect. In case fewer than all the Convertible Preferred Shares represented by any certificate or DRS statement are to be converted, a new certificate or DRS statement shall be issued representing the unconverted Convertible Preferred Shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates or DRS statement for Common Shares or Convertible Preferred Shares are registered in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Shares upon conversion or due upon the issuance of a new certificate or DRS statement for any Convertible Preferred Shares not converted other than any such tax due because Common Shares or a certificate or DRS statement for Convertible Preferred Shares are issued in a name other than the name of the converting Holder, which shall be paid by the converting Holder.
2.
From and after the Conversion Date, the Convertible Preferred Shares to be converted on such Conversion Date will no longer be outstanding, and all rights and privileges of the holder thereof as a Holder (except the right to receive from the Corporation the Common Shares upon conversion and any cash payment required as a result of the application of the Conversion Cap) shall cease and terminate with respect to such Convertible Preferred Shares.
3.
The Holder of any Convertible Preferred Share on the record date for any Convertible Preferred Dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into a Common Share after such record date and on or before the date of the payment of such dividend.
4.
All Common Shares issued upon conversion of the Convertible Preferred Shares will, upon issuance by the Corporation, be duly and validly issued, as fully paid and non-assessable Common Shares in the capital of the Corporation.
h.
Conversion Cap

Where a conversion of Convertible Preferred Shares pursuant to Section 1.07 would result in Requisite Shareholder Approval being required, unless the Corporation has obtained the Requisite Shareholder Approval, which the Corporation shall not be obligated to obtain, no Convertible Preferred Shares may be converted pursuant to Section 1.07 if and to the extent that, as a result of the delivery to the Holder of Common Shares upon such conversion such Holder, together with its Affiliates and other Persons acting together with such Holder, would beneficially own or exercise control or direction over in excess of 19.9% of the number of Common Shares outstanding immediately after giving effect to such conversion (such limit, the “Conversion Cap”). For purposes of the foregoing sentence, “beneficial ownership” shall be calculated in accordance with NI 62-104 without giving effect to any applicable Conversion Cap. Any purported delivery of Common Shares upon conversion of Convertible Preferred Shares shall be void ab initio and have no effect if such delivery would result in the applicable Holder exceeding the Conversion Cap, and each Holder shall, upon becoming aware of any such Common Shares so delivered, immediately notify the Corporation of same, and thereafter, or otherwise upon written demand from the Corporation, immediately surrender to the Corporation the certificates or DRS statements representing such Common Shares, and the Corporation shall deliver to the applicable Holder the Convertible Preferred Shares in respect thereof (including any certificates or DRS statements representing such shares) or cash in lieu thereof in accordance with the terms of Section 1.07.

i.
Adjustments to Conversion Price
i.
Adjustments for Common Shares. If the Corporation shall, at any time and from time to time while any Convertible Preferred Shares are outstanding,

issue a dividend or make a distribution on its Common Shares payable in Common Shares to all or substantially all holders of its Common Shares, then the then-applicable Conversion Price at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted in accordance with the following formula:

CP1 = CP0 x	OS0
OS1

where

CP0 = the Conversion Price in effect immediately prior to the opening of business on the Ex-Dividend Date for such dividend or distribution;

CP1 = the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

OS0 = number of Common Shares outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and

OS1 = the sum of the number of Common Shares outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of Common Shares constituting such dividend or other distribution.

Any adjustment to the Conversion Price made pursuant to this Section 1.09(a) shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution. If any dividend or distribution of the type described in this Section 1.09(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

ii.
Adjustment in Connection with Share Splits or Combinations. If the Corporation shall, at any time or from time to time while any of the Convertible Preferred Shares are outstanding, subdivide or reclassify its outstanding Common Shares into a greater number of Common Shares, then the then-applicable Conversion Price in effect at the opening of business on the day upon which such subdivision or reclassification becomes effective shall be proportionately decreased, and conversely, if the Corporation shall, at any time or from time to time while any of the Convertible Preferred Shares are outstanding, combine or reclassify its outstanding Common Shares into a smaller number of Common Shares, then the then-applicable Conversion Price in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Price shall be adjusted in accordance with the following formula:

CP1 = CP0 x	OS0
OS1

where

CP0 = the Conversion Price in effect immediately prior to the open of business on the effective date of such subdivision, combination or reclassification, as the case may be;

CP1 = the Conversion Price in effect immediately after the open of business on the effective date of such subdivision, combination or reclassification, as the case may be;

OS0 = the number of Common Shares outstanding immediately before giving effect to such subdivision, combination or reclassification; and

OS1 = the number of Common Shares outstanding immediately after giving effect to such subdivision, combination or reclassification.

Any adjustment to the Conversion Price made pursuant to this Section 1.09(b) shall become effective immediately after the open of business on the effective date of such subdivision, combination or reclassification becomes effective.

iii.
Adjustments for certain rights, options and warrants. If the Corporation shall, at any time or from time to time, while any Convertible Preferred Shares are outstanding, distribute rights, options or warrants to all or substantially all holders of its Common Shares entitling them, for a period expiring not more than sixty (60) days immediately following the record date of such distribution, to purchase or subscribe for Common Shares, or securities convertible into, or exchangeable or exercisable for, Common Shares, in either case, at less than the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding the date of the first public announcement of the distribution, then the then-applicable Conversion Price shall be adjusted in accordance with the following formula:

CP1 = CP0 x	OS0 + X
OS1+ Y

where

CP0 = the Conversion Price in effect immediately prior to the opening of business on the Ex-Dividend Date for such distribution;

CP1 = the Conversion Price in effect immediately after the opening of business on the Ex-Dividend Date for such distribution;

OS0 = the number of Common Shares deemed to be outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution on a fully diluted basis, including on the conversion, exercise or exchange of any convertible, exercisable or exchangeable securities;

X = the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Prices of the Common Shares over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of the first public announcement of the distribution of such rights, options or warrants;

Y = the total number of additional Common Shares issuable pursuant to such rights, options or warrants.

Any adjustment to the Conversion Price made pursuant to this Section 1.09(c) shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

To the extent that such rights, options or warrants are not exercised prior to their expiration or Common Shares are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would have then been in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Common Shares actually delivered. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price shall not be adjusted until such triggering events occur. In determining the aggregate offering price payable for such shares of Common Shares, the Corporation shall take into account the Fair Market Value of any consideration (if other than cash) received for such rights, options or warrants and the Fair Market Value of any consideration (if other than cash) paid or payable upon the exercise of such rights, options or warrants.

iv.
Adjustments for Payment of Cash Dividends. If the Corporation shall, at any time and from time to time while any Convertible Preferred Shares are outstanding, declare a cash dividend on its Common Shares payable to all or substantially all holders of its Common Shares (excluding any regular quarterly dividend that does not exceed $0.01 per Common Share (the “Dividend Threshold Amount”), then the then-applicable Conversion Price at the opening of business on the Ex-Dividend Date for such dividend will be adjusted in accordance with the following formula:

CP1 = CP0 x	SP0 – C
SP0 – T

where:

CP0 = the Conversion Price in effect immediately prior to the opening of business on the Ex-Dividend Date for such dividend;

CP1 = the Conversion Price in effect immediately after the opening of business on the Ex-Dividend Date for such dividend;

SP0 = the Current Market Price of the Common Shares on the Business Day immediately preceding such Ex-Dividend Date;

C = the amount in cash per Common Share the Corporation distributes to all or substantially all holders of the Common Shares; and

T = the Dividend Threshold Amount, provided that if the dividend or distribution is a regular quarterly cash dividend, the Dividend Threshold Amount shall be deemed to be zero.

Any adjustment to the Conversion Price made pursuant to this Section 1.09(d) shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend.

Notwithstanding the foregoing, if the amount in cash per Common Share the Corporation distributes to all or substantially all holders of the Common Shares is equal to or greater than the Current Market Price of the Common Shares on the Business Day immediately preceding such Ex-Dividend Date, in lieu of the foregoing adjustment each Holder shall receive at the same time and upon the same terms as holders of Common Shares, the amount of cash as a dividend on the Convertible Preferred Shares that such holder would have received if such holder owned a number of Common Shares at the Conversion Price in effect immediately prior to the opening of business on the Ex-Dividend Date for such cash dividend or distribution.

v.
Adjustments for certain distributions.
1.
If the Corporation distributes, while any Convertible Preferred Shares are outstanding, to all or substantially all holders of Common Shares evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any such distribution otherwise contemplated in Section 1.09(a), 1.09(b), 1.09(c) or 1.09(d), or in the case of a Spin-Off transaction as contemplated below in this Section 1.09(e)(ii), then the then-applicable Conversion Price at the opening of business on the Ex-Dividend Date for such distribution will be adjusted by multiplying such then-applicable Conversion Price in effect immediately prior to the opening of business on the Ex-Dividend Date in accordance with the following formula:

SP0 – FMV
SP0

where

SP0 = the aggregate Current Market Price of the Common Shares issuable upon conversion of one Convertible Preferred Share; and

FMV = the Fair Market Value of the portion of the distribution applicable to one Convertible Preferred Share on such date.

2.
If the Corporation makes a distribution to all holders of Common Shares consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary of the Corporation or other business unit (a “Spin-Off”), the Conversion Price will be adjusted on the opening of business on the fifteenth (15th) Business Day after the effective date of the distribution by multiplying the then-applicable Conversion Price in effect immediately prior to the opening of business on such fifteenth (15th) Business Day in accordance with the following formula:

MP0
(MP0 + MP1)

where

MP0 = the Current Market Price of the Common Shares on the Business Day immediately preceding such Ex-Dividend Date for the Spin-Off aggregated for all Common Shares issuable upon conversion of one Convertible Preferred Share; and

MP1 = the Fair Market Value of the portion of the distribution applicable to one Convertible Preferred Share on such date.

3.
In the event that such distribution described in Section 1.09(e) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such distribution, to the Conversion Price that would then be in effect if such distribution had not been announced.
vi.
Capital Reorganization Events.
1.
In the case of: (A) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a subdivision or combination), (B) any consolidation, merger, amalgamation or combination involving the Corporation, (C) any sale, lease or other transfer to a third party of the consolidated assets of the Corporation and its subsidiaries substantially as an entirety, or (D) any statutory share exchange, as a result of which the Common Shares are converted into, or exchanged for, shares, other securities, other property or assets (including cash or any combination thereof) (any such transaction or event, a “Capital Reorganization”), then, at and after the effective time of such Capital Reorganization, the right to exchange each Convertible Preferred Share shall be changed into a right to exchange such share into the kind and amount of shares, other securities or other property or assets (or any combination thereof) that a holder of a number of Common Shares equal to the Conversion Amount (with respect to such Convertible Preferred Share) immediately prior to such Capital Reorganization would have owned or been entitled to receive upon such Capital Reorganization (such shares, securities or other property or assets, the “Reference Property”).
2.
In each case, if a Capital Reorganization causes the Common Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then the Reference Property into which the Convertible Preferred Shares will be exchangeable shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares.
3.
The Corporation shall notify the holders of the Convertible Preferred Shares of such weighted average as soon as practicable after such determination is made.
4.
None of the foregoing provisions shall affect (A) the right of a holder of Convertible Preferred Shares to convert its Convertible Preferred Shares: (1) into Common Shares prior to the effective time of such Capital Reorganization; or (2) into Common Shares or Reference Property, as applicable, following the effective time of such Capital Reorganization, in any case pursuant to Section 1.07(a); (B) if the event constituting a Capital Reorganization is also a Change of Control Transaction, the right of the Corporation to convert the Convertible Preferred Shares in connection with such transaction pursuant to Section 1.07(b) or the right of the Corporation to redeem the Convertible Preferred Shares in connection with such transaction pursuant to Section 1.06; or (C) the application of the Conversion Cap to any conversion of the Convertible Preferred Shares pursuant to Section 1.07.
5.
The provisions of this Section 1.09(f) shall similarly apply to successive Capital Reorganization events. Section 1.09(f) shall not apply to any share split or combination to which Sections 1.09(a) or 1.09(b) are applicable or to a liquidation, dissolution or winding up to which Section1.01 applies.
6.
The Corporation shall not enter into any agreement for a transaction constituting a Capital Reorganization unless (A) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Convertible Preferred Shares into the Reference Property in a manner that is consistent with and gives effect to this Section 1.09, and (B) to the extent that the Corporation is not the surviving entity in such Capital Reorganization or will be dissolved in connection with such Capital Reorganization, proper provision shall be made in the agreements governing such Capital Reorganization for the conversion of the Convertible Preferred Shares into Reference Property and, in the case of a Capital Reorganization constituting any sale, lease or other transfer to a third party of the consolidated assets of the Corporation and its subsidiaries substantially as an entirety, an exchange of Convertible Preferred Shares for the shares of the person to whom the Corporation’s assets are conveyed or transferred, having voting powers, preferences, and relative, participating, optional or other special rights as nearly equal as possible to those provided in these Articles of Amendment.
vii.
Other Adjustments. In case the Corporation takes any action affecting the Convertible Preferred Shares or the Common Shares other than actions described in this Section 1.09 which in the opinion of the Board of Directors, would materially adversely affect the rights of the Holders (including their conversion rights), the Conversion Price will be adjusted in such manner and at such time, by action of the Board of Directors, subject to the prior written consent of the Exchange on which the Common Shares are then listed if required, as the Board of Directors in its sole discretion may determine to be equitable in the circumstances.
viii.
Minimum Adjustment. Notwithstanding the foregoing, the Conversion Price will not be reduced if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.
ix.
When No Adjustment Required. Notwithstanding anything herein to the contrary, no adjustment to the Conversion Price need be made:
1.
for a transaction referred to in Section 1.09(a), Section 1.09(b) or Section 1.09(e) if the Convertible Preferred Shares participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Common Shares participate with respect to such transaction or event and on the same terms as holders of the Common Shares participate with respect to such transaction or event as if the Holders, at such time, held a number of Common Shares issuable to them upon conversion of the Convertible Preferred Shares at such time;
2.
for rights to purchase Common Shares pursuant to any present or future plan by the Corporation for reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in Common Shares under any plan; or
3.
for any event otherwise requiring an adjustment under this Section 1.09 if such event is not consummated (in which case, any adjustment previously made as a result of such event shall be reversed).
x.
Provisions Governing Adjustment to Conversion Price. Rights, options or warrants distributed by the Corporation to all or substantially all holders of

Common Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Rights Trigger”): (A) are deemed to be transferred with such Common Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of Section 1.09 (and no adjustment to the Conversion Price under Section1.09 will be required) until the Rights Trigger occurs, whereupon such rights, options and warrants shall be deemed to have been distributed and, if and to the extent such rights, options and warrants are exercisable for Common Shares or the equivalents thereof, an appropriate adjustment (if any is required) to the Conversion Price shall be made under Section 1.09(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Original Issuance Date, are subject to events upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Rights Trigger or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, such Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Rights Trigger, as the case may be, as though it were a cash distribution in an amount equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued. Notwithstanding the foregoing, to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for Common Shares, the Conversion Price shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this Section 1.09(j)) as if such rights, options or warrants had not been issued, and instead the Conversion Price will be adjusted as if the Corporation had issued the Common Shares issued upon such redemption or exchange (if any) as a dividend or distribution of Common Shares subject to Section 1.09(a) or Section 1.09(b).

xi.
Rules of Calculation. All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of Common Shares outstanding will be calculated on the basis of the number of issued and outstanding Common Shares.
xii.
Waiver. Notwithstanding anything in this Section 1.09 to the contrary, no adjustment need be made to the Conversion Price for any event with respect to which an adjustment would otherwise be required pursuant to this Section 1.09 if the Corporation receives, prior to the effective time of the adjustment to the Conversion Price, written notice from the Holders representing at least a majority of the then outstanding Convertible Preferred Shares that no adjustment is to be made as the result of an event or transaction. This waiver will be limited in scope and will not be valid for any event not specifically provided for in such notice.
xiii.
No Duplication. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this Section 1.09 in a manner such that such adjustments are duplicative, only one adjustment shall be made (with the adjustment most favorable to the Holders being the adjustment that shall be made in such case).
xiv.
Successive Adjustments. For the avoidance of doubt, after an adjustment to the Conversion Price under this Section 1.09, any subsequent event requiring an adjustment under this Section 1.09 shall cause an adjustment to such Conversion Price as so adjusted.
xv.
Certificate of Adjustments. Promptly upon the occurrence of any event requiring an adjustment or readjustment of the Conversion Price pursuant to this Section 1.09, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and, within five (5) Business Days of such event, provide to each Holder a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a brief description of the transaction or other event and the effective time of such adjustment. The Corporation shall, upon the reasonable written request of any Holder, furnish to such Holder (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Price then in effect, and (iii) the number of Common Shares which then would be received upon the conversion of Convertible Preferred Shares.
j.
Notice of Record Date.
i.
In the event of:
1.
any declaration or making of a dividend or other distribution to holders of Common Shares in additional Common Shares;
2.
any share split or combination of the outstanding Common Shares;
3.
the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purposes of winding-up its affairs, whether voluntary or involuntary; or
4.
a Change of Control Transaction;

then the Corporation shall provide notice to the Holders, at least ten (10) days prior to the record date specified in (A) below or ten (10) days prior to the date specified in (B) below, a notice stating:

a.
the record date of such share split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such share split or combination; or
b.
the date on which such liquidation, dissolution, winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purposes of winding up its affairs, or other event constituting a Change of Control Transaction, is estimated to become effective, and the date as of which it is expected that holders of Common Shares of record will be entitled to exchange their Common Shares for the share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) deliverable upon such liquidation, dissolution, winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purposes of winding up its affairs or Change of Control Transaction.
k.
Interpretation
i.
Additional Definitions

For the purposes hereof, the following terms shall have the following meanings, unless the context otherwise requires:

“Affiliate” shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; provided, however, that (i) the Corporation and its Subsidiaries shall not be deemed to be Affiliates of any Holder or any of its Affiliates and (ii) a Holder’s Affiliates shall not include any such Holder’s Disaggregated Affiliates. For the purposes of this definition, “control” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Articles of Amendment” means these articles of amendment of the Corporation.

“Board of Directors” means the board of directors of the Corporation, as constituted from time to time, or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Day” means a day other than a Saturday, Sunday or statutory holiday, when banks are generally open in the City of Toronto, Ontario, for the transaction of banking business.

“Change of Control” means a sale of all or substantially all of the assets of the Corporation on a consolidated basis to any Person (other than one or more Subsidiaries of the Corporation) or a transaction or series of related transactions as a result of which the holders of voting and equity interests in the Corporation immediately prior to such transaction or series of related transactions, together with their respective Affiliates, will thereafter cease to beneficially own within the meaning of applicable securities laws at least a majority of the voting and equity interests in the Corporation or any successor thereto.

“Closing Price” means, with respect to any security on any date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the national stock exchange or automated inter-dealer quotation system upon which such security is listed or quoted (or, if such security are not listed and posted for trading on a national stock exchange or automated inter-dealer quotation system, such other over-the-counter market on which such security may be listed or quoted). If such securities are not so listed or quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for such security on the relevant date from each of at least two recognized investment banking firms selected by the Corporation for this purpose. For purposes of these Convertible Preferred Share provisions, all references herein to the “Closing Price” and “last reported sale price” of the Common Shares on the Exchange shall be such closing sale price and last reported sale price as reflected on the website of the Exchange. If the date of determination is not a Trading Day, then such determination shall be made as of the last Trading Day prior to such date.

“Common Shares” means the common shares in the capital of the Corporation.

“Conversion Date” means the effective date of a conversion of Convertible Preferred Shares to Common Shares, being (i) in the case of conversion pursuant to Section 1.07(a), the date on which the Corporation shall have received such certificates or DRS statements, together with such transfer instruments, notice and such other information or documents as may be required by the Corporation or its Transfer Agent, (ii) in the case of a conversion pursuant to Section 1.07(b)(i), the closing date of the Change of Control, and (iii) in the case of a conversion pursuant to Section 1.07(c), the five (5) year anniversary of the Original Issuance Date.

“Convertible Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Convertible Preferred Share provisions.

“Current Market Price” of the Common Shares on any date means the average of the Closing Prices per Common Share on the Exchange for each of the 10 consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

“Disaggregated Affiliate” means, in respect of any Person, an Affiliate of such Person which may be disaggregated in accordance with the principles in National Instrument 62‑103 – The Early Warning System and Related Take-Over Bid and Insider Reporting Issues.

“Dividend Payment Date” has the meaning attributed to it in Section 1.03(a).

“Dividend Period” means the period from and including the Original Issuance Date up to, but excluding, December 31, 2023 and, thereafter, each period from and including the last Half-Year Date to but excluding the next succeeding Half-Year Date.

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution on the Common Shares, the first date on which the Common Shares trade on the applicable Exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“Exchange” means any United States or Canadian national stock exchange or automated inter-dealer quotation system upon which the Common Shares are listed or quoted, provided that if the Common Shares are dual listed on both a United States national stock exchange and a Canadian national stock exchange the United States national stock exchange shall be the Exchange; as of the date hereof, the Exchange for the Common Shares is the Toronto Stock Exchange.

“Fair Market Value” of the Common Shares or any other security, property or assets means the fair market value thereof as reasonably determined in good faith by the Board of Directors, which determination must be set forth in a written resolution of the Board of Directors, in accordance with the following rules:

1.
for Common Shares, the Fair Market Value will be the average of the Closing Prices of such security on the Exchange over a ten (10) consecutive Trading Day period, ending on the Trading Day immediately prior to the date of determination;
2.
for any security other than Common Shares that are traded or quoted on any United States or Canadian national stock exchange or automated inter-dealer quotation system, the Fair Market Value will be the average of the Closing Prices of such security on such national stock exchange or automated inter-dealer quotation system over a ten (10) consecutive Trading Day period, ending on the Trading Day immediately prior to the date of determination; and
3.
for any other property or assets, the Fair Market Value shall be determined by the Board of Directors, with advice from an investment bank recognized nationally in Canada or the United States, as the monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay to a prudent and informed seller, each acting at arm’s length with the other and under no compulsion to act.

“Half-Year Date” means the last calendar day of each of June and December in each year.

“Holder” has the meaning attributed to it in Section 1.01(c).

“Initial Dividend Period” has the meaning ascribed thereto in Section 1.03(d)(i).

“In priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

“Market Disruption Event” means, with respect to the Common Shares, (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange, or otherwise) in the Common Shares or in any options, contracts or future contracts relating to the Common Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (Toronto time) on such day.

“NI 62-104” shall mean National Instrument 62-104 Take-Over Bids and Issuer Bids implemented by the members of the Canadian Securities Administrators.

“Original Issuance Date” means [●], 2023.

“Original Purchase Price” means $3.04.

“Person” shall include any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Convertible Preferred Share provisions.

“Redemption Price” has the meaning attributed to it in Section 1.06(b).

“Requisite Shareholder Approval” means any approval of shareholders of the Corporation required by the rules or policies of any Exchange on which the Common Shares are listed with respect to the issuance of Common Shares upon the conversion of Convertible Preferred Shares in excess of the Conversion Cap.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; (b) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Trading Day” means any date on which (i) there is no Market Disruption Event and (ii) the Exchange is open for trading or, if the Common Shares are not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (Toronto time) or the then standard closing time for regular trading on the relevant Exchange.

“Transfer Agent” means Computershare Investor Services Inc., a corporation existing under the laws of Canada, or such other Person as from time to time may be the registrar and transfer agent for the Convertible Preferred Shares.

ii.
Interpretation of Terms

In these Convertible Preferred Share provisions:

1.
in the event that any date on which any Convertible Preferred Dividend is payable by the Corporation, or any date that is a Conversion Date, or any date on or by which any other action is required to be taken or determination made by the Corporation or the Holders hereunder, is not a Business Day, then such dividend shall be payable, or such other action shall be required to be taken or determination made, on the next succeeding day that is a Business Day;
2.
in the event of the non-receipt of a cheque by a Holder entitled to a cheque, or the loss or destruction of such cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque;
3.
reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute;
4.
if it is necessary to convert any amount into Canadian dollars, the Corporation will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and

5.
all references herein to a Holder shall be interpreted as referring to a registered Holder.
l.
Withholding Tax

Notwithstanding any other provision of these Convertible Preferred Share provisions, the Corporation may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in shares) to be made pursuant to these Convertible Preferred Share provisions any amounts required by applicable law to be deducted or withheld from any such payment, distribution, issuance or delivery and the Corporation will timely remit any such amounts to the relevant tax authority as required, and will provide evidence thereof reasonably acceptable to the affected Holder(s). All such remitted amounts shall be treated as having been paid to the relevant Holder(s). If the cash component of any payment, distribution, issuance or delivery to be made pursuant to these Convertible Preferred Share provisions is less than the amount that the Corporation is so required to deduct or withhold, the Corporation shall be permitted to deduct and withhold from any noncash payment, distribution, issuance or delivery to be made pursuant to these Convertible Preferred Share provisions any amounts required by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority.

m.
Wire or Electronic Transfer of Funds

Notwithstanding any other right, privilege, restriction or condition attaching to the Convertible Preferred Shares, the Corporation may, at its option, make any payment due to registered holders of Convertible Preferred Shares by way of a wire or electronic transfer of funds to such Holders. If a payment is made by way of a wire or electronic transfer of funds, the Corporation shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Corporation that a payment is to be made by way of a wire or electronic transfer of funds, the Corporation shall provide a notice to the applicable registered Holders. Such notice shall request that each applicable registered Holder provide the particulars of an account of such Holder with a chartered bank in Canada or the United States to which the wire or electronic transfer of funds shall be directed. If the Corporation does not receive account particulars from a registered Holder prior to the date such payment is to be made, the Corporation shall deposit the funds otherwise payable to such Holder in a special account or accounts in trust for such Holder.

n.
Amendments

These Convertible Preferred Share provisions may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Business Corporations Act(Ontario).

o.
Uncertificated Shares

The Convertible Preferred Shares may be in uncertificated, book entry form as permitted by the bylaws of the Corporation and applicable law. Within a reasonable time after the delivery or transfer of uncertificated Convertible Preferred Shares, as applicable, the Corporation shall send to the registered owner thereof a DRS statement or DRS advice in respect of such uncertificated Convertible Preferred Shares.

p.
Transfers

No Convertible Preferred Share may be transferred, sold, assigned, pledged, hypothecated or exchanged (“Transferred”) by a Holder except (i) while such agreement remains in force and effect, a transfer permitted pursuant to Section 5.2 of that certain Investor Rights Agreement by and among the Corporation and Skyline Champion Corporation dated as of [●], 2023, as amended, restated or revised from time to time or (ii) with the prior written consent of the Corporation as evidenced by a written resolution of the Board of Directors; provided that, without the prior written consent of the Board of Directors, no Convertible Preferred Share may be Transferred by a Holder if and to the extent that, as a result of the Transfer, the transferee, together with its Affiliates and other Persons acting together with such transferee, would beneficially own or exercise control or direction over in excess of 19.9% of the issued and outstanding Common Shares (such limit, the “Beneficial Ownership Cap”). For purposes of this Section 1.16, “beneficial ownership” shall be calculated in accordance with NI 62-104 without giving effect to any applicable Conversion Cap. Any purported Transfer of Convertible Preferred Shares shall be void ab initio and have no effect, if such Transfer would result in the transferee, together with its Affiliates and other Persons acting together with such transferee, becoming the beneficial owner of or exercising control or direction over more than the Beneficial Ownership Cap and the Corporation shall not recognize or be bound by any such purported Transfer nor shall it recognize the transferee as a Holder hereunder.

q.
Canadian Currency

Unless otherwise stated, all references herein to sums of money are expressed in lawful money of Canada.

r.
Specified Amount

The amount specified in respect of each Convertible Preferred Share for the purposes of subsection 191(4) of the Income Tax Act (Canada) is an amount equal to $3.04.